UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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Filed by a Party other than the Registrant	☐

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CAMDEN NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Camden National Corporation, which will be held on Tuesday, May 1, 2012, at 3:00 p.m., local time, at the Samoset Resort, 220 Warrenton Street, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting”). The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed, along with our Summary Annual Report and Annual Report on Form 10-K.

The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you complete, sign, date and mail promptly the enclosed Proxy Card in the enclosed postage-paid envelope, or vote by telephone or the internet, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the Annual Meeting may withdraw their proxy and vote in person if they wish to do so. Your vote is extremely important, so please act at your earliest convenience.

We appreciate your continued interest in Camden National Corporation.

Sincerely,

Karen W. Stanley
Chairman of the Board

Gregory A. Dufour
President and Chief Executive Officer
March 28, 2012

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 1, 2012

TO THE SHAREHOLDERS OF CAMDEN NATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), will be held on Tuesday, May 1, 2012 at 3:00 p.m., local time, at the Samoset Resort, 220 Warrenton Street, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the purpose of considering and voting upon the following matters:

(i)	Election of Directors. To elect three persons to the Company’s Board of Directors for a term of three years and to serve until successors are elected and qualified, as more fully described in the accompanying Proxy Statement.
(ii)	Shareholder “Say-on-Pay.” To consider a non-binding advisory vote to approve the compensation of the Company’s named executive officers.
(iii)	Approve 2012 Equity and Incentive Plan to replace expiring 2003 Stock Option and Incentive Plan. To approve the 2012 Equity and Incentive Plan.
(iv)	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Berry Dunn McNeil & Parker, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012.
(v)	Other Business. To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 5, 2012 as the record date for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY ALSO DELIVER YOUR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By Order of the Board of Directors,

John W. Holmes, Secretary
March 28, 2012

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 1, 2012

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2012 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 1, 2012 at 3:00 p.m. local time, at the Samoset Resort, 220 Warrenton Street, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting” or the “Meeting”).

Only shareholders of record as of March 5, 2012 (the “Record Date”) will be entitled to notice of, to attend, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the three nominees to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 7,681,975 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting. The Notice of Annual Meeting, Proxy Statement and Proxy Card were first mailed to the Company’s shareholders on or about March 28, 2012 to solicit proxies for the Annual Meeting.

Quorum and Vote Required

The holders of one-third of the total number of outstanding shares of Common Stock entitled to vote, present in person or by proxy, are required for a quorum at the Annual Meeting.

If a quorum is present at the Annual Meeting, a majority of shares cast at the Annual Meeting is required to elect each of the three director nominees, and an affirmative vote of a majority of the votes cast at the Annual Meeting is required for all other matters presented at the Annual Meeting.

A broker non-vote occurs when a broker indicates on the proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will have no impact on the outcome of Proposal 1, Proposal 2, Proposal 3 or Proposal 4.

Voting

The Board of Directors recommends a vote “FOR” the election of all nominees for director; “FOR” approval of the compensation of the Company’s named executive officers; “FOR” approval of the 2012 Equity and Incentive Plan; and “FOR” the ratification of the appointment of Berry Dunn McNeil & Parker, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” each of the proposals set forth in the Notice of the Annual Meeting.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board.

Voting by Mail.  Shareholders can ensure that their shares are voted at the Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope.

Voting by Telephone or the Internet.  If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the proxy card.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.

Revocability of Proxies

A proxy may be revoked at any time before it is voted at the Annual Meeting by:

•	Filing a written revocation of the proxy with the Secretary of the Company, John W. Holmes, Two Elm Street, Camden, Maine 04843;
•	Submitting a new signed proxy card bearing a later date or voting again by telephone or Internet (any earlier proxies will be revoked automatically); or
•	Attending and voting in person at the Meeting, provided you are the holder of record of your shares and have filed a written revocation of your grant of proxy with the Secretary of the Company as indicated above.

If you hold your shares in the name of a bank, broker, or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in “street name” through a broker or bank, you may only change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions, formerly ADP, or your bank or broker.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by the Company’s directors and officers, who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company, LLC, its transfer agent, to solicit proxies held by brokers and nominees, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses of doing so. The stock transfer books will remain open between the Record Date and the date of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 1, 2012:

The Company’s Proxy Statement and Form 10-K Annual Report for the year ended December 31, 2011 are available free of charge at http://www.camdennational.com.

In addition, the Company will provide, without charge upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2011. Requests should be directed to Camden National Corporation, Attn: Investor Relations, P.O. Box 310, Camden, Maine 04843.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eleven members. Under the Company’s Articles of Incorporation, the Board of Directors is divided into three classes, with approximately one-third of the directors standing for election each year. At the Annual Meeting, three directors will be elected to serve until the 2015 Annual Meeting of Shareholders and until each such director’s successor is duly elected and qualified. The Board has nominated Ann W. Bresnahan, Gregory A. Dufour, and Rendle A. Jones for election as directors. For more information about our nomination procedures please see “Corporate Governance and Board Matters — Corporate Governance and Risk Committee” on page 20.

For more information about the background of each of the nominees for director, please see “Directors and Executive Officers” on page 15. If at the time of the Meeting any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy card will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

The Company’s Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. The number of shares voted “FOR” a director nominee must exceed the number of votes “WITHHELD” from that nominee. In a contested election, where the number of nominees exceeds the number of directors to be elected, the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. This year’s election was determined to be an uncontested election, and the majority vote standard will apply. Under our Bylaws, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Corporate Governance and Risk Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action, and the Board would act on the Corporate Governance and Risk Committee’s recommendation and publicly disclose its decision and the rationale behind it within 30 days from the date the election results are certified. In 2012, all director nominees are currently serving on the Board.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” ALL NOMINEES FOR DIRECTOR.

PROPOSAL 2:

NON-BINDING ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such shareholder advisory vote will occur at the 2013 Annual Meeting of Shareholders.

The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

The Company has five named executive officers, Gregory A. Dufour, Deborah A. Jordan, Peter F. Greene, Timothy P. Nightingale and June B. Parent. The Company’s compensation program is designed to attract, motivate and retain its named executive officers, who are critical to the Company’s success, by offering a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of the Company. Please see “Compensation Disclosure and Analysis” beginning on page 28 for additional information about the Company’s executive compensation programs.

For these reasons, the Board of Directors recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders of Camden National Corporation hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3:

APPROVAL OF 2012 EQUITY AND INCENTIVE PLAN

On February 28, 2012, the Board of Directors adopted, subject to approval of our shareholders, the 2012 Equity and Incentive Plan (the “2012 Plan”), to be effective upon approval by our shareholders, for our officers, employees, independent directors, and other key persons of the Company and its subsidiaries. The 2012 Plan is intended to replace the 2003 Stock Option and Incentive Plan (the “2003 Plan”), which will be terminated and no further awards will be granted thereunder. Shares of common stock reserved for issuance under the 2012 Plan will replace 478,049 shares of common stock, as of March 5, 2012, that remain available for issuance as awards under the 2003 Plan. Stock based awards granted under the 2003 Plan will remain outstanding until exercised or cancelled.

The 2012 Plan will be administered by the Compensation Committee of our Board (the “Committee”). The Committee, in its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock, unrestricted stock, cash-based awards, performance shares and dividend equivalent rights, to officers, employees and other key persons under the 2012 Plan. Independent directors are also eligible to receive awards under the 2012 Plan on a limited basis.

Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of common stock that can be issued under the 2012 Plan over the ten-year period in which the plan will be in place is 800,000 shares of common stock, provided that not more than 400,000 of shares may be issued in the form of unrestricted stock awards, restricted stock awards, or performance share awards. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2012 Plan is 800,000. Based solely upon the closing price of Common Stock as reported on the NASDAQ Global Select Market on March 15, 2012 the maximum aggregate market value of the securities to be issued under the 2012 Plan would be $28,696,000. The shares issued by the Company under the 2012 Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 2012 Plan do not vest or otherwise revert to the Company, the shares of common stock represented by such awards may be the subject of subsequent awards. To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum award that may be granted to any one individual that is intended to qualify as “performance-based compensation” will not exceed 30,000 shares for any performance cycle and stock options or stock appreciation rights with respect to no more than 30,000 shares of common stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period. If a performance-based award is payable in cash, it cannot exceed $1 million for any performance cycle.

The Board believes that the stock-based awards available for grant under the 2012 Plan can play an important role in the success of the Company by encouraging and enabling the officers and employees, independent directors and other key employees of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board anticipates that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of the interests of participants in the 2012 Plan with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Board believes that the proposed 2012 Plan will help the Company to achieve its goals by keeping the Company’s incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board believes that the 2012 Plan is in the best interests of the Company and its shareholders and recommends that the shareholders approve the 2012 Plan.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

Summary of the 2012 Plan

The following description of certain features of the 2012 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2012 Plan attached hereto as Exhibit A and incorporated herein by reference.

2012 Plan Administration.  The 2012 Plan provides for administration by the members of the Committee who qualify as independent directors; provided that the Committee consists of no fewer than three independent directors. The Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2012 Plan. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company all or part of its authority and duties with respect to granting awards at fair market value to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, or who are “covered employees” within the meaning of Section 162(m) of the Code. To the fullest extent permitted by law and the Company’s governing documents, the members of the Committee and any person to whom authority to make awards is delegated under the 2012 Plan is indemnified and held harmless from all losses, liabilities, costs, and expenses incurred in connection with administering the 2012 Plan, except to the extent that such loss, liability, cost, or expense results from the individual’s own willful misconduct or as otherwise required by applicable law.

Eligibility and Limitations on Grants.  All full-time and part-time officers, employees, independent directors and other key persons of the Company and its subsidiaries are eligible to participate in the 2012 Plan, subject to the discretion of the Committee. The number of individuals potentially eligible to participate in the 2012 Plan is approximately 150 persons.

The maximum award of stock options granted to any one individual will not exceed 30,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units, performance shares or other stock-based award granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 30,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $1 million.

Stock Options.  Stock options granted under the 2012 Plan may be either incentive stock options within the meaning of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any subsidiary. Stock options granted under the 2012 Plan will be non-qualified stock options if they (i) fail to qualify as incentive stock options, (ii) are granted to a person not eligible to receive incentive stock options under the Code, or (iii) otherwise so provide. Non-qualified stock options may be granted to persons eligible to receive incentive stock options and to independent directors and other key persons.

The Committee has authority to determine the terms and conditions of stock options granted under the 2012 Plan. However, the exercise price of such stock options will not be less than 100% of the fair market value of the Common Stock on the date or grant. If an employee owns or is deemed to own (pursuant to Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, then the exercise price of any incentive stock option granted to that employee will not be less than 110% of the fair market value of the Company’s common stock on the date of grant. The term of each stock option will be fixed by the Committee and may not exceed ten years from the date of grant. The Committee will determine at what time or times each stock option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which stock options may be exercised. In the absence of such determinations by the Committee, the exercise periods are as set forth in the 2012 Plan. Stock options may be made exercisable in installments, and the exercisability of options may be accelerated upon the occurrence of certain events as determined by the Committee or from time to time at the discretion of the Committee. In the absence of such determination by the Committee, acceleration events are as set forth in the 2012 Plan. In general, unless otherwise permitted by the Committee, no stock option granted under the 2012 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and stock options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Stock options granted under the 2012 Plan may be exercised for cash or, if permitted by the Committee, by transfer to the Company (either actually or by attestation) of shares of common stock that are not then subject to restrictions under any Company plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the stock option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Stock Appreciation Rights.  The Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. A stock appreciation right is an award entitling the recipient to receive an amount in cash or shares of common stock of the Company, or a combination thereof, having a value equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price of the stock appreciation right, which price may not be less than 100 percent of the fair market value of the common stock of the Company on the date of grant (or more than the option exercise price per share, if the stock appreciation right was granted in tandem with a stock option) multiplied by the number of shares of common stock with respect to which the stock appreciation right was exercised. The Committee has the right to determine the form of payment. In the case of a stock appreciation right granted in tandem with a non-qualified stock option, such stock appreciation right may be granted either at or after the time of the grant of such stock option. In the case of a stock appreciation right granted in tandem with an incentive stock option, such stock appreciation right may be granted only at the time of the grant of the stock option. Stock appreciation rights granted in tandem with stock options are exercisable at such time or times and to the extent that the related stock options are exercisable. Upon exercise of a stock appreciation right, the applicable portion of any related stock option is surrendered. All stock appreciation rights are exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

Restricted Stock Awards.  The Committee may grant shares, at a purchase price determined by the Committee, of common stock to any participant subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period is determined by the Committee, or, in the absence of such a determination, will be as set forth in the 2012 Plan. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her restricted stock award. Upon execution of a written instrument setting forth the restricted stock award and payment of any applicable purchase price, the participant has the rights of a shareholder with respect to the voting of the shares of restricted stock, subject to such conditions contained in the written instrument evidencing the restricted stock award. The restricted stock award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the shares of restricted stock. Each participant to whom a restricted stock award is granted has the right to respond, or to direct the response, with respect to the related shares of common stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of common stock.

Unrestricted Stock Awards.  The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) of common stock that are free from any restrictions under the 2012 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

Restricted Stock Units.  The Committee also may award phantom stock units as restricted stock units to participants. The restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the

Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Committee, the restricted stock units may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Committee, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a restricted stock unit. In the case of an election to defer cash compensation, any such election must be made no later than the last day of the tax year prior to the tax year in which the cash compensation is earned by the participant; provided, however, that in the year in which the participant first becomes eligible to make such an election, the participant may make the election no later than thirty days after initial eligibility. In the case of an election to defer a restricted stock award, such election must be made by the participant: (i) no later than the 30th day after the grant of restricted stock, and (ii) no later than twelve months in advance of the earliest date on which the restrictions could lapse. A restricted unit award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

Performance Share Awards.  The Committee may grant Performance Share Awards to any participant that entitles the recipient to receive shares of common stock of the Company upon the achievement of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other award under the 2012 Plan. The Committee in its sole discretion will determine whether and to whom Performance Share Awards are made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

Cash-Based Awards.  The Committee may grant cash bonuses under the 2012 Plan. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Dividend Equivalent Rights.  The Committee may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock of the Company. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2012 Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of common stock of the Company, or a combination thereof, in a single installment or installments, as specified in the award.

Tax Withholding.  Participants under the 2012 Plan are responsible for the payment of any federal, state, or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Unless otherwise elected by the participant and approved by the Committee, the minimum required tax withholding obligation shall be satisfied in full by the participant authorizing the Company to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Effect of Termination on Awards.  The effect of termination of employment on rights and benefits pursuant to an award granted under the 2012 Plan is generally determined by the Committee at the time of grant. Provided, however, in the absence of any such determination by the Committee, the following applies to all such awards:

If employment is terminated by reason of death or disability, any award held by the participant becomes fully vested and exercisable, and any stock option may be exercised by the participant or the participant’s legal representative or legatee for a period of twelve months from the date of death or disability, or until the last day of the original term of the stock option, if earlier. If employment is terminated for cause, any award held by the participant terminates immediately. If employment is terminated by reason of retirement, and the retiree is at least sixty years old and has been employed by the Company or a subsidiary for at least ten consecutive years, then any award held by the participant becomes fully vested and exercisable, and any stock option may be exercised by the participant for a period of twelve months from the date of retirement or until the last day of the original term of the stock option, if earlier. If employment is terminated by reason of retirement, and the retiree is either not sixty years old or has not been employed by the Company or a subsidiary for at least ten consecutive years, then any award held by the participant is vested or exercisable only to the extent vested or exercisable on the date of retirement. Any shares of restricted stock held by the participant that are not vested on the date of retirement are subject to an optional repurchase right of the Company at the original purchase price. Any vested stock options held by the participant are exercisable for a period of twelve months from the date of retirement or until the last day of the original term of the stock option, if earlier. If employment terminates for any other reason than as set forth above, and unless otherwise determined by the Committee, any award held by the participant is vested and exercisable only to the extent vested and exercisable on the date of termination. Any shares of restricted stock held by the participant that are not vested on the date of termination are subject to an optional repurchase right of the Company at the original purchase price. Any vested stock options held by the participant are exercisable for a period of three months from the date of termination or until the last day of the original term of the stock option, if earlier.

Change of Control Provisions.  Notwithstanding anything else to the contrary, the 2012 Plan provides that in the event of a “change of control,” as defined in the 2012 Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable and that the restrictions and conditions on all awards of restricted stock, restricted stock units, and performance share awards will automatically be deemed waived.

Adjustments for Stock Dividends, Mergers, etc.  The 2012 Plan authorizes the Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2012 Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other stock based awards will automatically be deemed waived. In addition, the 2012 Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or other awards.

Amendments and Termination.  Subject to certain restrictions set forth in the 2012 Plan, the Board may amend or terminate the 2012 Plan, and may amend any award agreement, provided that no amendment or termination may cause the award to violate Section 409A of the Code, or, in the absence of written consent to the change by the affected participants, adversely impair the rights of any participant under any award granted prior to the date such amendment is adopted by the Board. Notwithstanding any provision of the 2012 Plan to the contrary, the Committee may amend the 2012 Plan or an award agreement for the purpose of (i) conforming the 2012 Plan or the award agreement to any present or future law relating to plans of a similar nature (including, but not limited to, Section 409A of the Code), or (ii) avoiding accounting treatments, resulting from SEC or the Financial Accounting Standards Board (“FASB”) pronouncements or interpretations, that, in the discretion of the Committee, would materially and adversely affect the financial condition or results of operations of the Company.

Vesting.  Notwithstanding anything to the contrary in the 2012 Plan, if the right to become vested in an award (including the right to exercise a stock option) is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of service for full vesting is determined by the Committee and evidenced in the award agreement (subject to acceleration events as provided in the 2012 Plan). If the Committee does not specify the vesting period of an award (other than an award conditioned on the satisfaction of performance measures), the award will vest at the rate of twenty percent (20%) per year, commencing one year after the date of grant.

Equity Compensation Table

Securities authorized for issuance under equity compensation plans are as follows December 31, 2011:

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance (Excluding Securities in Column a) (c)
Equity compensation plans approved by shareholders	239,383	$21.80	498,326
Equity compensation plans not approved by shareholders	—	—	—
Total	239,383	$21.80	498,326

New 2012 Plan Benefits

No grants have been made with respect to the additional shares of common stock to be reserved for issuance under the 2012 Plan. The number of shares of common stock that may be granted to executive officers and all employees including non-executive officers is indeterminable at this time as such grants are subject to the discretion of the Committee. The number of shares of common stock that may be granted to all current directors who are not executive officers is indeterminable at this time as such grants are subject to the discretion of the Committee.

Tax Aspects under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the 2012 Plan. It does not describe all federal tax consequences under the 2012 Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Incentive Stock Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security) taxes upon exercise of an incentive stock option.

Shares of common stock acquired upon the exercise of an incentive stock option must be held by the optionee until at least two years after the date the option was granted and at least one year after the option was exercised. If such shares are disposed of prior to the expiration of the holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options.  With respect to non-qualified stock options under the 2012 Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights.  No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.

Unrestricted Stock Awards.  The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (1) the fair market value of the shares on the grant date, and (2) the purchase price, if any, of the shares.

Restricted Stock Awards.  The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (1) the fair market value of such shares on the grant date, and (2) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.

Restricted Stock Units.  The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares awarded on the transfer date (reduced by any amount paid by the recipient for such shares). The capital gains/loss holding period for such shares will also commence on such date.

Performance Share Awards.  Performance share awards are generally taxed in the same manner as restricted stock awards, the only difference being that with respect to performance share awards the restrictions are performance-based, whereas with respect to restricted stock awards, the restrictions are time-based.

Dividend Equivalent Rights.  Dividend equivalent rights may be paid currently or credited to the recipient’s account to purchase additional stock appreciation rights or restricted stock units. If paid currently, then the dividend equivalent rights are also taxed currently. If credited to the recipient’s account, the dividend equivalent rights are not taxed at the time of grant, but rather will be taxed as the stock appreciation rights or the restricted stock units that they were used to purchase.

Parachute Payments.  The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions.  As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the 2012 Plan may be limited to the extent that a covered employee receives compensation in excess of $1 million in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Berry Dunn McNeil & Parker, LLC (“BerryDunn”) as the Company’s independent registered public accounting firm for the year ending December 31, 2012. BerryDunn audited the Company’s financial statements for the year ended December 31, 2011, has audited the Company’s financial statements since the Company’s formation in 1985, and has served as Camden National Bank’s independent registered public accounting firm since 1980. Representatives of BerryDunn are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking its shareholders to ratify the selection of BerryDunn as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain BerryDunn, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Services Rendered By and Fees Paid To Independent Registered Public Accounting Firm.  The following sections describe the services rendered by BerryDunn to the Company, and fees paid by the Company to BerryDunn for such services, for the years ended December 31, 2011 and 2010. BerryDunn acted as independent registered public accounting firm for the Company for the years ended December 31, 2011 and 2010 and performed the Company’s audit services in fiscal years 2011 and 2010.

Audit Fees.  The aggregate fees for professional services rendered by the principal accountant, BerryDunn, for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002, internal control reporting under Sarbanes-Oxley Section 404, review of financial statements included in the Company’s Form 10-Q’s, consent procedures, and audit requirements for the U.S. Department of Housing and Urban Development for supervised mortgagees were $199,500 and $195,700, for the years ended December 31, 2011 and 2010, respectively.

Audit-Related Fees.  The aggregate fees for assurance and related services rendered by BerryDunn related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2011 and 2010 were $17,100 and $16,600, respectively. These services related primarily to the audit of the Company’s qualified retirement benefit plan and routine consulting on accounting matters.

Tax Fees.  The aggregate fees for professional services rendered by BerryDunn for tax compliance, tax audit assistance, tax advice and tax planning for the years ended December 31, 2011 and 2010 were $3,300 and $2,500, respectively. The nature of the services comprising the fees disclosed under this category, are preparation of federal and state tax returns, and review of compliance with reporting requirements.

All Other Fees.  All other fees include the fees billed for services rendered by BerryDunn other than those services covered above. The fees for the years ended December 31, 2011 and 2010 were $0 and $19,500, respectively. These services related to compliance consulting regarding certain retirement and other employee benefit plans.

No services were rendered for financial information systems design and implementation or internal audit.

The Audit Committee of the Board pre-approves all services provided by BerryDunn. Each service to be provided by BerryDunn is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at its next regular meeting.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF BERRY DUNN MCNEIL & PARKER, LLC
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2012.

STOCK OWNERSHIP OF 5% PRINCIPAL STOCKHOLDERS,
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

As of the Record Date, there were 7,681,975 shares of Common Stock outstanding, held of record by approximately 1,350 shareholders. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of Common Stock, (ii) each current director of the Company and each nominee for director, (iii) the Company’s executive officers, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him, her or it as set forth opposite his, her or its name.

	Common Stock		Options Exercisable Within 60 days	Total Beneficial Ownership	Percentage of Common Shares Outstanding
5% or Greater Shareholders:
BlackRock, Inc.
40 East 52nd Street, New York, NY 10022	494,215			494,215	6.43%
Directors, Nominees and Executive Officers:
Ann W. Bresnahan	23,940			23,940	*
Joanne T. Campbell	5,029		5,000	10,029	*
Robert J. Campbell	10,000			10,000	*
Gregory A. Dufour	24,889		6,000	30,889	*
David C. Flanagan	3,848			3,848	*
Peter F. Greene	5,877	(1)	1,000	6,877	*
Craig S. Gunderson	678			678	*
Deborah A. Jordan, CPA	6,985		4,500	11,485	*
Rendle A. Jones	134,633	(2)		134,633	1.75%
John W. Holmes	11,000			11,000	*
Timothy P. Nightingale	6,565		9,000	15,565	*
James H. Page, Ph.D.	1,300			1,300	*
June B. Parent	6,675	(3)	6,500	13,175	*
John M. Rohman	1,450	(1)		1,450	*
Robin A. Sawyer, CPA	1,547	(1)		1,547	*
Karen W. Stanley	2,368	(4)		2,368	*
All directors, nominees, and executive officers as a group (16 persons):	246,784		32,000	278,784	3.61%

*	Less than 1%.
(1)	Shares over which voting and dispositive power are shared jointly with spouse.
(2)	Includes 94,700 shares owned by various trusts of which Mr. Jones acts as trustee, as to which shares he disclaims any beneficial interest. Also includes 1,950 shares owned by Mr. Jones’s spouse, as to which Mr. Jones disclaims any beneficial interest.
(3)	Includes 11 shares over which voting and dispositive power are shared jointly with Ms. Parent’s spouse and 556 shares owned by Ms. Parent’s spouse, as to which Ms. Parent disclaims any beneficial interest.
(4)	Includes 1,463 shares over which voting and dispositive power are shared jointly with Ms. Stanley’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Section 16 Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Section 16 Persons are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and written representations received by the Company, we believe that each of the Company’s Section 16 Persons has complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2011, except that Mr. Gunderson filed one late Form 4 representing the purchase of shares due to Company error.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of the nominees, continuing directors and executive officers:

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
Nominees(3)
Ann W. Bresnahan	Ms. Bresnahan has been a full time volunteer and civic leader since 1970. Ms. Bresnahan has served as trustee of Pen Bay Healthcare since 2005 and currently serves on the investment and governance committees. Ms. Bresnahan serves as chair of Pen Bay Healthcare Foundation and as an advisory committee member with the Mitchell Institute. Her past community involvement includes Camden Outing Club, Owls Head Transportation Museum, The Hurricane Island Outward Bound School, The Ethel Walker School, and the First Congregational Church. She is currently treasurer and board member of Partners for Enrichment.	60	1990	1990	2009	2015
Gregory A. Dufour	Mr. Dufour has been President and Chief Executive Officer of Camden National Corporation since January 2009. Mr. Dufour joined the Company in April 2001 as Senior Vice President of Finance. In August of 2002, he assumed additional responsibility for Operations and Technology until December 2003. In January 2004, Mr. Dufour was named Chief Banking Officer for the Company and President and Chief Operating Officer for Camden National Bank, and then in January 2006, he became President and Chief Executive Officer for Camden National Bank. He also serves on the Board of Directors of Camden National Bank and as Chairman of the Board of Directors of Acadia Trust. Prior to joining the Company, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates, including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller. Mr. Dufour serves as trustee and corporate secretary of PenBay Healthcare System in Rockport, Maine and as trustee of Saint Joseph’s College in Standish, Maine.	52	2009	2004	2006	2015

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
Rendle A. Jones	Mr. Jones was Chairman of the Company from 1998 to 2010, and Chairman of Camden National Bank from 1999 to 2010, except for 2006. Mr. Jones is an attorney and Partner in the law firm of Harmon, Jones, & Sanford, LLP, specializing in the areas of business and estate planning, probate and trust administration and real estate matters in Camden, Maine, where he has worked since 1968.	69	1988	1988	2006	2015
Continuing Directors(8)
Robert J. Campbell	Mr. Campbell has been Partner in the investment management firm of Beck, Mack & Oliver in New York, New York, since 1991. Mr. Campbell has served as board member of Enstar Group, Limited, a publicly traded company, since 2007 and as Chairman since November 2011, and his is chair of the audit and investment committee. As a Rockport resident, Mr. Campbell serves on the board of trustees for the Rockport Bay Chamber Concerts and on the investment committee for the Center for Furniture Craftsmanship.	63	1999	n/a	2001	2014
David C. Flanagan	Mr. Flanagan is President of Viking Lumber, Inc. a family-owned lumber and building supply business with ten locations in mid-coast Maine, a position he has held since 1978. Mr. Flanagan also serves as President of Pine Tree Products.	58	2005	1998	n/a	2013
Craig S. Gunderson	Mr. Gunderson is President and Chief Executive Officer of Oxford Networks, headquartered in Lewiston, Maine. Prior to joining Oxford Networks in 2003, Mr. Gunderson was employed as Minnesota State Vice President for Frontier/Citizens Communications, where he was responsible for all facets of providing telecommunications services to 280,000 access lines in Minnesota and North Dakota. Mr. Gunderson serves as Vice Chair of the board and Chair of the Planning Committee of St Mary’s Hospital in Lewiston, and is also a member of the board of the Lewiston Auburn Economic Growth Council.	48	2011	n/a	n/a	2014
John W. Holmes	Mr. Holmes is President and majority owner of Consumers Fuel Company in Belfast, Maine, a position he has held since 1977. Mr. Holmes serves as Trustee of the Belfast Free Library.	66	1988	1988	n/a	2014

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
James H. Page, Ph.D.	On March 20, 2012, Dr. Page became the Chancellor of the University of Maine System, with responsibilities for its seven campuses, law school, and associated programs and facilities. Dr. Page was Chief Executive Officer of the James W. Sewall Company in Old Town, Maine, which provides comprehensive consulting services in forestry, engineering, and geographic information management for municipal government, utilities, and the natural resource industry prior to taking the chancellor’s position. Dr. Page joined the James W. Sewall Company in 1997 following a career in academia. Going forward, Dr. Page will be a member of the James W. Sewall Company’s Board of Directors. Dr. Page has also been an Adjunct Professor as well as a member of the Board of Visitors at the University of Maine at Orono. He is the founding director of the Gulf of Maine Oceanographic Observing System.	59	2008	n/a	n/a	2013
John M. Rohman	Mr. Rohman was employed by WBRC Architects•Engineers, headquartered in Bangor, Maine from 1973 until 2011, most recently as Chairman of the Board. A longtime Bangor resident, Mr. Rohman has won many awards for his extensive public service and numerous board activities that focus on education, the arts, economic development, and public policy. Mr. Rohman’s past community involvement includes serving as a president of the Bangor Region Chamber of Commerce, director for the National Folk Festival in Bangor, the Bangor Symphony Orchestra, and Maine Crafts Association. He was also a member of the Bangor City Council and served as the mayor of Bangor in 2001.	66	2010	2007	n/a	2014

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
Robin A. Sawyer, CPA	Ms. Sawyer is Vice President, Corporate Controller at Fairchild Semiconductor, a position she has held since November 2002. In addition, from October 2005 to March 2006, she served as interim Co-Chief Financial Officer and as the Principal Financial Officer at Fairchild Semiconductor. Ms. Sawyer joined Fairchild Semiconductor in 2000 as Manager of Financial Planning and Analysis. From 1998 to 2000, Ms. Sawyer was employed by Cornerstone Brands, Inc. as Director of Financial Planning and Reporting. Prior to 1998, Ms. Sawyer worked at Baker, Newman & Noyes, LLC and its predecessor firm, Ernst & Young.	44	2004	n/a	n/a	2013
Karen W. Stanley	Ms. Stanley was named Chairman of the Company and Chairman of Camden National Bank on May 25, 2010. Ms. Stanley joined the Company’s Board of Directors in January 2008 following the acquisition of Union Bankshares Company, where she had been a Director since 2004. Previously, Ms. Stanley was co-owner of Stanley Subaru in Ellsworth, Maine from 1999 until February 2005. Ms. Stanley also served with Priority Management, an international training and development firm, as a member of the senior management team with their international headquarters. Prior to that, she served as Vice President, Personal Banking for Overseas Executives with Citibank N.A. Ms. Stanley began her career in sales with the Xerox Corporation. Ms. Stanley has served as the past Chair and currently serving as trustee of Maine Coast Memorial Hospital and Chair of Hancock County Committee of the Maine Community Foundation.	66	2008	2010	n/a	2013
Executive Officers(6)
Joanne T. Campbell EVP, Risk Management	Ms. Campbell joined the Company in 1996 as Vice President, Manager of Residential Real Estate. She was promoted to Senior Vice President, Compliance, Audit & CRA in 2002, and then to Senior Vice President, Risk Management in 2005 and more recently to Executive Vice President in January 2011. As of January 2008, Ms. Campbell’s responsibilities expanded to include all areas of Risk Management for the Company.	49	2002	1996	n/a	n/a

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
Gregory A. Dufour President & CEO	See above information in Continuing Directors.
Peter F. Greene EVP, Operations and Technology	Mr. Greene joined the Company in January 2008 with the acquisition of Union Bankshares Company. Mr. Greene joined Union Trust Company in 1982 and was promoted to Senior Vice President, Senior Bank Services Officer in 1999 and to Senior Vice President, Chief Administrative Officer in 2003, a position he held until he joined the Company as Senior Vice President of Operations and Technology. In January 2011, he was promoted to Executive Vice President.	52	2008	n/a	n/a	n/a
Deborah A. Jordan, CPA EVP & CFO	Ms. Jordan joined the Company in September 2008 as Senior Vice President, Chief Financial Officer, and Principal Financial and Accounting Officer and promoted to Executive Vice President in January 2011. Ms. Jordan was previously Executive Vice President and Chief Financial Officer of Merrill Merchants Bancshares, Inc. in Bangor, Maine, from January 1993 to August 2008. Ms. Jordan worked at Arthur Andersen & Co. from 1987 to 1992.	46	2008	n/a	n/a	n/a
Timothy P. Nightingale EVP, Senior Loan Officer	Mr. Nightingale joined the Company in March 2000 as Regional Vice President of UnitedKingfield Bank. In 2001, Mr. Nightingale was named Senior Lending Officer at UnitedKingfield Bank and promoted to Senior Vice President in 2003. In September 2006, the Company merged UnitedKingfield Bank into Camden National Bank, at which time Mr. Nightingale was named Senior Vice President, Senior Lending Officer for Camden National Bank. In January 2011, he was promoted to Executive Vice President.	54	n/a	2000	n/a	n/a
June B. Parent EVP, Retail Banking	Ms. Parent rejoined the Company in July 1995 and was promoted to Vice President of Human Resources in 1999. In December 2003, she made a career change to the retail banking division of the Bank and was promoted to Senior Vice President and Senior Retail Banking Officer. In January 2011, she was promoted to Executive Vice President.	48	n/a	1995	n/a	n/a

All of the executive officers will hold office at the discretion of the Company’s Board of Directors. There are no arrangements or understandings between any of the directors, or officers or any other persons pursuant to which any of the above directors have been selected as directors, or any of the above officers have been selected as officers. There are no “family relationships” among the above directors and officers, as the Commission defines that term.

CORPORATE GOVERNANCE AND BOARD MATTERS

During 2011, the Board of Directors of the Company held ten regular meetings, three special meetings, and one Annual Meeting. Each of the directors attended at least 75% of the total number of meetings of the Company’s Board and the committees of the Company Board on which he or she served during the year. Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. In 2011, eight of the directors attended the annual meeting of shareholders.

The Board has five standing committees: an Audit Committee, a Compensation Committee, a Capital Planning Committee, a Technology Committee and a Corporate Governance and Risk Committee.

The following table sets forth the members of the Board and the committees of the Board on which they served at December 31, 2011.

Name of Director	Audit	Compensation	Capital Planning	Technology	Corporate Governance and Risk
Non-Employee Directors:
Ann W. Bresnahan	Member				Member
Robert J. Campbell	Member		Chair
David C. Flanagan	Member	Member
Craig S. Gunderson		Member			Member
John W. Holmes		Member
Rendle A. Jones		Chair	Member		Member
James H. Page				Chair
John M. Rohman				Member	Member
Robin A. Sawyer	Chair		Member
Karen W. Stanley		Member			Chair
Employee Directors:
Gregory A. Dufour			Member	Member

We operate within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers, and employees, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Our Board has determined that the following directors, constituting ten of the Company’s eleven directors, are each an “independent director” as such term is defined in NASDAQ’s listing standards: Messrs. Campbell, Flanagan, Gunderson, Holmes, Jones, Page and Rohman and Mses. Bresnahan, Sawyer, and Stanley. Our Board also has determined that each member of the Audit Committee, the Compensation Committee, and the Corporate Governance and Risk Committee meets the independence requirements applicable to those committees as prescribed by NASDAQ, the Securities and Exchange Commission, the Internal Revenue Service, and applicable committee charters.

Audit Committee

The Audit Committee assists the Board of Directors in overseeing the integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent accountants, and the performance of the Company’s internal audit function and independent accountants. The Audit Committee meets each quarter with the Company’s independent accountants and management to review the Company’s interim financial results before the publication of quarterly earnings press releases. On a quarterly basis, the Audit Committee also reviews the adequacy of the Company’s internal controls and summaries of regulatory examinations to assess the Company’s program for complying with laws and regulations. The Audit Committee also meets separately each quarter in executive session with the independent accountants. The Audit Committee oversees and approves the selection and performance of the Internal Auditors and reviews and approves the Company’s internal audit plan. Annually the Audit Committee also reviews and updates the Committee charter, reviews and evaluates Committee performance, and participates in the preparation of the audit report contained in this Proxy Statement.

The Board of Directors has determined that all four members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards. Additionally, the Board of Directors has determined that Ms. Sawyer, CPA, qualifies as an “audit committee financial expert” as defined by the SEC rules. This Committee met nine times during 2011. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at www.camdennational.com.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging the Board’s responsibilities relating to compensation of the Company’s directors and executives, and oversees the Company’s overall compensation and benefit programs. The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives, benefits and other perquisites. In addition to reviewing competitive market factors, the Compensation Committee also examines the total compensation mix, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

The Compensation Committee met ten times during 2011. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website at www.camdennational.com.

Mr. Jones (Chair), Flanagan, Gunderson, and Holmes and Ms. Stanley served as members of the Compensation Committee. No member of the Compensation Committee was an officer, employee or former employee of the Company, or had any relationship with the Company requiring disclosure herein.

Compensation Committee Interlocks and Insider Participation

Ms. Stanley served as Chairman of the Trustees of Maine Coast Memorial Hospital, and in her role on the executive committee, had responsibilities for compensation matters, and Mr. Jones, as past director and member of the executive committee of Pen Bay Healthcare, advised those organizations in a similar capacity. No other members of the Compensation Committee have advised other organizations on compensation matters as a member of another company’s board or committee.

Corporate Governance and Risk Committee

The Company believes that a key element of effective risk management is strong corporate governance, and accordingly has combined the oversight of these areas in a single committee: Corporate Governance and Risk Committee. This committee assists the Board of Directors by proposing director nominees to the Board; overseeing an annual evaluation of the Board, management and Board committees; overseeing the Company’s risk management program; and reviewing the adequacy of the Company’s Articles of Incorporation and By-laws.

The Corporate Governance and Risk Committee assists the Board of Directors by identifying and recommending individuals qualified to serve as directors of the Company, and as chairs and members of committees of the Board of Directors. The Corporate Governance and Risk Committee is also responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers and employees and an annual evaluation to determine whether the Board of Directors and its committees are functioning effectively.

The Corporate Governance and Risk Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominations made by directors, management and shareholders. To date, the Corporate Governance and Risk Committee has not engaged any third parties to assist in identifying candidates for the Board of Directors. In general, the Corporate Governance and Risk Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. The Corporate Governance and Risk Committee has established minimum qualifications for recommended nominees that include evaluating nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience and their ability to represent and act on behalf of all shareholders, as well as the needs of the Board of Directors. In addition to any other standards the Corporate Governance and Risk Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Corporate Governance and Risk Committee may consider the following factors when recommending that the Board select persons for nomination:

•	whether the nominee has direct experience in one of the following six areas: (1) accounting, (2) technology, (3) investment management/wealth management, (4) law/legal, (5) marketing, or (6) business management/business educator/CEO or in the financial services industry; and
•	although the Company does not have a diversity policy, the Corporate Governance and Risk Committee may consider whether the nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience and diversity in terms of gender, ethnicity and age.

The Corporate Governance and Risk Committee also oversee the risk management practices and oversight for the Company. The Corporate Governance and Risk Committee annually reviews the Company’s Risk Management Policy, and semi-annually the Risk Assessment Process, and then recommend the policy to the Board for approval. It is the intent of the Company and its Board of Directors to ensure, through this Policy, which identifies our major areas of risk, and related policies, procedures and programs to manage those risks, that it has a sound enterprise risk management program that identifies, measures, monitors, eliminates, mitigates and controls risk in the Company’s systems, processes, and people. Direct oversight and responsibility for the Company’s Risk Management Program is delegated to the Executive Vice President of Risk Management, who is a member of executive management. This structure reflects the Company’s commitment to risk management. The Executive Vice President of Risk Management reports to the President and Chief Executive Officer of the Company and provides reports and serves as management’s liaison to both the Corporate Governance and Risk Committee and Audit Committee. The Company’s Risk Management Program is designed to provide sufficient information to management and the Board of Directors to assist them in properly and adequately evaluating the Company’s compliance with the Risk Management Program.

There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk, and there may be additional risks that could arise in the Company’s business. Both known and unknown risks could result in potential material financial and/or business losses despite the Board’s efforts to oversee risk.

The Corporate Governance and Risk Committee held three meetings during 2011. The Corporate Governance and Risk Committee operate under a written charter, a copy of which is available on the Company’s website at www.camdennational.com.

Capital Planning Committee

The Capital Planning Committee assists the Board of Directors in discharging the Board’s responsibilities relating to management of capital for the Company and its subsidiaries, and coordinates capital generation and deployment activities. This Committee met four times during 2011.

Technology Committee

The Technology Committee assists the Board of Directors in discharging the Board’s responsibilities relating to management of technology efforts to meet current strategic needs as well as position itself to anticipate future requirements that are a result of organizational growth and technology innovations. This Committee met three times during 2011.

Leadership Structure

The leadership structure of the Company is determined by the Corporate Governance and Risk Committee. The Corporate Governance and Risk Committee nominate the directors to serve, including any management directors. All directors of the Company are considered “independent” directors, except for the Chief Executive Officer of the Company, who also serves as a director. The Chairman of the Board is an independent director and, in accordance with the charter of the Corporate Governance and Risk Committee, serves as the Chair of the Corporate Governance and Risk Committee. Management directors do not serve as Chairs of any of the Board’s Committees nor do they regularly participate in the Corporate Governance and Risk Committee or Compensation Committee meetings. Upon a Chief Executive Officer’s retirement from their management role, their director role is concurrently retired as well. The Corporate Governance and Risk Committee nominate the Chairman and Vice Chairman roles for election by the entire Board. The independent directors meet in executive session directly after board meetings periodically to ensure that there is adequate oversight of management and to ensure that there is ample time to assess the Company’s activities separate from management. The Corporate Governance and Risk Committee feel strongly that this leadership structure is prudent and provides sufficient segregation and independence.

Director Qualifications and Experience

The table below identifies the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that each director nominee should serve as a director of the Company. For each director who is not standing for election, the following table identifies the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Corporate Governance and Risk Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting. This information supplements the biographical information provided above. In addition to the information presented below regarding each person’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its shareholders.

	A. Bresnahan	R. Campbell	G. Dufour	D. Flanagan	C. Gunderson	J. Holmes	R. Jones	J. Page	J. Rohman	R. Sawyer	K. Stanley
Diversity
Male		✓	✓	✓	✓	✓	✓	✓	✓
Female	✓									✓	✓
Minority
Business Experience
General Business Acumen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Services Industry Knowledge		✓	✓								✓
Experience in Managing Growth			✓	✓	✓	✓		✓	✓	✓	✓
Experience in Organization Development			✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Experience & Knowledge		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Service Experience		✓	✓
Audit, Compensation or Corporate Governance Experience		✓	✓				✓			✓	✓
Regulatory Experience		✓	✓		✓		✓			✓	✓
Large Shareholder Relationship Experience		✓	✓				✓
Well Connected to the Community	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Professional Experience		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Collegiality	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry Experience
Accounting			✓							✓
Law							✓
Merchandising				✓		✓					✓
Insurance		✓
Technology			✓		✓			✓	✓
Asset Management	✓	✓	✓				✓			✓
Community Relations	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
Management		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Board Evaluations

Each year, each committee completes a self-assessment of the committee’s performance and reports the findings to the full Board. All nominees who are members of the Board are peer evaluated and complete a self-evaluation which is reviewed by the Corporate Governance and Risk Committee when recommending a slate of candidates to be nominated by the full Board. Finally, on a periodic basis, Board members complete a confidential survey provided through Cass Bettinger and Associates, “Maximizing Board Effectiveness,” which solicits feedback from our directors with respect to the effectiveness of the Board.

Mandatory Director Retirement

The Company has a policy that requires directors to retire from the Board of Directors immediately upon reaching the age of 70.

Director Stock Ownership Guidelines

The Company’s Bylaws require directors to beneficially own shares of stock of the Company having a market value of $50,000 (“Qualifying Shares”). The Board of Directors may, in its discretion, permit a director to satisfy the Qualifying Shares requirement by agreeing to purchase, within 90 days of such person’s election as a director, at least 100 shares of stock of the Company and applying 100% of such person’s directors fees, after taxes, to purchasing the balance of the Qualifying Shares, subject to trading window requirements.

Certain Business Relationships

No nominee for director, other continuing director or executive officer of the Company engaged in any transaction, or series of transactions, with the Company or any of its subsidiaries during 2011 in which the amount involved, exceeded or exceeds $120,000, other than the financial transactions described below in “Indebtedness of Management.”

Indebtedness of Management

The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company), have had, and are expected to have in the future, loan transactions with one or more of the Company’s subsidiaries. As of December 31, 2011, the outstanding loans by the Company’s subsidiary bank to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $10.1 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

All loans made by the Company and its bank subsidiary to directors and executive officers are regulated by the Company’s federal regulators. These regulations (known as “Regulation O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interest. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the appropriate subsidiary. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

Shareholder Communication with the Board

Our shareholders may communicate directly with the members of the Board of Directors or the individual Chairperson of standing committees of the Board of Directors by writing directly to those individuals c/o Camden National Corporation at the following address: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual director.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. You can review our Code of Conduct and Ethics on our website located at www.camdennational.com.

REPORT OF THE AUDIT COMMITTEE

In accordance with the Audit Committee charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for 2011.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Section AU 380 of the Public Company Accounting Oversight Board’s (“PCAOB”) Interim Auditing Standards, Communications with Audit Committees, and related interpretations and rules. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent registered public accounting firm as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence, and concluded that the auditors are independent.

During 2011, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2011 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission. Respectfully submitted by the members of the Audit Committee of the Board:

Robin A. Sawyer, CPA, Chairperson
Ann W. Bresnahan
Robert J. Campbell
David C. Flanagan

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The following table shows, for the year ended December 31, 2011, information on compensation earned by or awarded to each non-employee director who served on the Company’s Board during 2011.

Name	Fees Earned or Paid in Cash by Company ($)		Fees Earned or Paid in Cash by Subsidiaries ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings(1) ($)	All Other Compensation ($)	Total ($)
Ann W. Bresnahan	$17,850		$12,000	(3)	$—	$—	$—	$—	$—	$29,850
Robert J. Campbell	15,500		12,000	(3)	—	—	—	—	—	27,500
David C. Flanagan	18,700		800	(4)	—	—	—	—	—	19,500
Craig S. Gunderson	6,500	(2)	—		—	—	—	—	—	6,500
John W. Holmes	16,975		600	(4)	—	—	—	—	—	17,575
Rendle A. Jones	21,150		12,800	(5)	—	—	—	—	—	33,950
James H. Page	15,725		400	(4)	—	—	—	—	—	16,125
John M. Rohman	17,575		—		—	—	—	—	—	17,575
Robin A. Sawyer	17,800		—		—	—	—	—	—	17,800
Karen W. Stanley	26,550		5,000	(6)	—	—	—	—	—	31,550

(1)	We maintain a Directors Deferred Compensation Plan. Under this Plan, deferred amounts are valued based on corresponding investments in certain investment funds which may be selected by the director. No Plan earnings are considered to be “above-market” or “preferential” and as such no amounts are reported in this column.
(2)	Mr. Gunderson was elected to the Board of Directors in June 2011.
(3)	Fees received as a director of Acadia Trust, N.A., a subsidiary of the Company.
(4)	Committee fees received from Camden National Bank, a subsidiary of the Company.
(5)	Fees of $800 received as a director of Camden National Bank, and $12,000 received as a director of Acadia Trust, N.A., both subsidiaries of the Company.
(6)	Fees received as chairman of Camden National Bank.

Retainer and Meeting Fees

Directors who are also employees do not receive any compensation for serving as directors or as members of committees. Directors who are not employees receive a $625 monthly retainer ($775 for chairpersons of the Audit and Compensation Committees), $600 for attendance at each regular meeting of the Board of Directors, and $325 for attendance at each committee meeting ($500 for the audit committee) of the Board of Directors. The Chairman of the Compensation Committee also receives $500 for attendance at each meeting of the Committee. In addition, the Chairman of our Company’s Board of Directors receives an annual retainer of $7,500. No additional fees were paid for membership on committees or for attendance at board or committee meetings.

The Compensation Committee did not recommend any changes to director compensation for 2011 and 2012.

Directors Deferred Compensation Plan

The Company also maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees. Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur no later than the tenth anniversary of the director’s separation from service. Deferred amounts are valued based on corresponding investments in certain investment funds (similar to those offered in our Company’s 401(k) Plan) which may be selected by the director. The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report, required by Item 402(b) of SEC Regulation S-K. Based on the review and discussion, the Compensation Committee recommended to the Board that the 2011 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2011. Respectfully submitted by the members of the Board Compensation Committee:

Rendle A. Jones, Chairman David C. Flanagan Craig S. Gunderson John W. Holmes Karen W. Stanley

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of the philosophy and objectives of the Compensation Committee (the “Committee”) in designing compensation programs for the Company’s management. Addressed in the discussion are the compensation determinations for the Company’s named executive officers and the rationale for those determinations. Starting on page 44 are compensation tables for the named executive officers that provide more detailed information.

Financial Highlights

Net income for 2011 of $26.2 million, or $3.41 per diluted share, was 6% higher than the net income of $24.8 million, or $3.23 per diluted share, reported for 2010. This financial performance translated to an increase in return on average assets to 1.13% for 2011, compared to 1.09% in 2010 and a return on average equity of 12.16% for 2011, compared to 12.42% in 2010.

The efficiency ratio (non-interest expense excluding prepayment penalties divided by net interest income on a tax equivalent basis plus non-interest income excluding net investment securities gains/losses, OTTI and proceeds from legal settlement) was 54.68% for the year ended December 31, 2011, compared to 55.74% for 2010.

Non-performing assets represented 1.27% of total assets as of December 31, 2011 compared to 1.08% at year-end 2010. While this ratio has increased over last year, it continues to compare favorably to our peer group’s most recently available ratio of 3.57% as of September 30, 2011. For purposes of comparison, this peer data is based upon information available through the FFIEC for banks and holding companies with $1 – $3 billion in assets (peer group 3). Overall, the increase in the Company’s non-performing assets is attributable to the generally weak economy, substantial changes in real estate valuations, and legislative changes that have resulted in lengthening foreclosure timelines, among other factors.

Risk Review

The Company conducted an evaluation of its incentive plans to ensure risk management processes, risk mitigation practices and the internal control structure are in place to maintain the Company’s risk profile within acceptable limits and ensure employees are not incented to take excessive risk positions. Based upon this review, the triggers that drive the awards, the business planning and budgeting processes, the internal controls which support the accurate reporting of actual results, and the risk management processes and mitigating features that ensure management operates within established risk tolerance guidelines, it was determined that the Company’s incentive plans do not lead to excessive risk taking pursuant to industry standards. Additionally, the plans lead to long-term value creation for the Company and demonstrate compliance with regulatory guidance on incentive compensation practices.

The Committee has reviewed with the EVP Risk Management the incentive plan risk analysis and has made all reasonable efforts to ensure that the Company’s incentive plans do not encourage practices that take unnecessary or excessive risk.

Executive Summary

The Compensation Committee believes that executive compensation should be linked with the Company’s performance and aligned with the interests of the Company’s shareholders. In addition, executive compensation should be designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

One of the Committee’s goals is to focus management on the Company’s long-term performance. The Committee believes that long-term equity awards are effective tools for aligning management and shareholder interests in order to increase overall shareholder value. In addition, the named executive officers are responsible for implementing long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the named executive officers aids the Company in its implementation of such long-term initiatives. However, a portion of the named executive officers annual compensation is also linked to the short-term success of the Company in order to motivate and reward executives to achieve Company objectives and to attract and retain high caliber talent.

Over the past two years the Company’s compensation consultant has evaluated the Company’s total compensation package (base salary, annual incentive, and equity-based awards) for the Company’s executive team and the initial results indicated the Company’s executive compensation was below the market median (50th percentile) of their peer group. When evaluating the Company’s business performance relative to the peer group, the Company’s performance has ranked in the top 25th percentile when comparing return on equity, return on asset, efficiency ratio and other asset quality measurements. Accordingly, the Company’s relative business performance has ranked higher than the corresponding compensation level. Working with McLagan the compensation consultant over the past two years, the Compensation Committee has begun to align the executive’s compensation closer to the 50th percentile of the peer group by increasing salaries, range adjustments and restructuring of the Long-Term Performance Share Plan (or Long-Term Incentive Plan, “LTIP”).

Each element of compensation paid to the Company’s named executive officers is designed to support one or more of the objectives described below under “Compensation Philosophy and Objectives.”

Compensation Committee Activity and Key Initiatives During 2011

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company held an advisory vote on the compensation of its executive officers (the “Say on Pay Vote”) at the 2011 annual shareholders meeting. The Company’s shareholders overwhelmingly approved the compensation of our named executive officers, with over 96% of shareholder votes cast in favor of the Say-on-Pay resolution. As we evaluated our compensation practices throughout fiscal 2011, we were mindful of the strong support our shareholders expressed for our philosophy of linking compensation to performance and the interests of the Company’s shareholders. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider shareholder feedback in the future.

The Compensation Committee evaluates existing compensation program components on an ongoing basis to maintain the Company’s competitive position and to meet the goal of attracting, motivating, and retaining key executives. In 2011, the Compensation Committee met ten (10) times and completed the following initiatives:

•	Overall Compensation for executive officers and non-executive officers — The Compensation Committee reviewed the mix of compensation and rewards, as well as engaged McLagan to assist with management in a comprehensive Incentive Plan Risk analysis of incentive plans used to reward stakeholders at all levels in the organization.

•	Approval of 2009 Long-Term Performance Share Plan Payout — The Compensation Committee reviewed and approved the payout under the LTIP for the 2009 – 2011 Performance Period.
•	Approval of 2011 Long-Term Performance Share Plan — The Compensation Committee reviewed and approved the key metrics for the LTIP for the 2011 – 2013 Performance Period.
•	Review of Executive Incentive Plan (“EIP”) — The Compensation Committee reviewed the payout levels and the Bank-wide performance against performance measures set for 2010 and recommended to the Board an award incentive under the 2010 EIP to executive officers at the 110% performance level (see Annual Cash Incentives on page 35). The Committee also reviewed and approved the EIP participants and targets for 2011.
•	Approved Stakeholder Incentive Plan — The Compensation Committee reviewed and approved management’s recommendation to simplify the CNC and CNB Stakeholder Incentive Plan for all non-executive management employees, to have two measurements that include individual performance and Company performance. Potential awards are earned relative to performance to budget for the year based on budgeted net income before taxes.
•	Review of Incentive Payouts, Stock Option Awards and Restricted Stock Grants — The Compensation Committee reviewed management’s recommendation and approved Stakeholder Incentive Plan payouts and stock option awards to non-executive management. The Compensation Committee also approved restricted stock grants to a limited number of non-executive officers for outstanding performance.
•	Ownership Guidelines — Considered analysis of peer stock ownership guidelines and voted to establish new stock ownership guidelines for the Company’s CEO. Effective January 2011, for future CEO incumbents, the CEO must own two times annual base salary in Company stock at the five-year anniversary of appointment and four times annual base salary in Company stock at the ten-year anniversary of appointment, to satisfy this requirement.
•	Engaged Independent Compensation Consultant — The Committee engaged McLagan in 2011 to provide guidance in several critical areas such as impact of regulation on compensation and incentive practices, benchmarking and best practice analysis, director and executive compensation, regulatory reporting support, peer group analysis, policy and procedure review, and trends and changes.
•	Peer Performance Review — The Committee, with the assistance of its independent compensation consultant, reviewed the Company’s peer group used in comparing executive and director compensation.
•	Risk Review — The Compensation Committee, reviewed the Company’s executive compensation policies and practices and determined that such policies and practices, are in compliance, appropriately balance risk and reward, and do not encourage excessive risk taking.
•	Clawback Policy — In January 2011, the Board of Directors approved the clawback policy recommended by the Committee. The clawback policy allows for the recovery of incentive compensation from a current or former executive officer that was paid during the three years preceding if it is found that any accounting restatement was due to material noncompliance with reporting requirements, to the extent the compensation exceeds the compensation that would have been paid based on the restated financials.
•	Benefits Review — The Compensation Committee reviewed the benefits offered for active employees and retirees and modified the retiree medical benefit — For full time employees hired prior to January 1, 2012, who retire with twenty or more years of continuous service, and have reached at least age 55, are eligible to participate in the company’s medical insurance program and receive a maximum of $250.65 per month toward individual coverage. When an employee reaches age 65, the coverage automatically changes to a Medicare supplemental plan.

•	Education — Mr. Jones and Ms. Crosby attended the following education sessions provided by McLagan, “Today’s Trends in Bank Compensation” and “Proposed Rules — Incentive Compensation Arrangements under the Dodd-Frank Act.” In addition, Mr. Jones also attended, “2011 Director Compensation Trends.”
•	Stock Option and Incentive Plan — The Compensation Committee engaged Bernstein, Shur, Sawyer & Nelson, P.A. in December 2011 to assist with the drafting of a new Stock Option and Incentive Plan to replace the expiring 2003 Stock Option and Incentive Plan.
•	Met with Executive Officers — The Committee meets annually with the executive officers to have an informal discussion on the executive benefits package. This provides an open dialog regarding the executive benefits package and an opportunity for questions and answers. In addition, the executive officers receive an annual education on the benefits program.

Compensation Philosophy and Objectives

The Committee’s compensation philosophy is to attract and retain highly qualified executives by providing a mix of salary and incentives that appropriately motivate executives while also maximizing shareholder value. This is achieved by establishing meaningful performance goals that discourage risk related behaviors, and ensuring executives have comprehensive knowledge of the total compensation package. The executive compensation programs have been designed to:

•	Provide competitive base salaries and short- and long-term incentives that align executives’ interests with the Company’s short- and long-term financial goals;
•	Drive performance and motivate executives toward the goal of enhancing long-term shareholder value;
•	Balance cash and equity compensation with a focus on increasing an executive’s equity ownership over time;
•	Attract and retain highly-qualified executives needed to achieve strategic goals, and maintain a stable executive management group; and
•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.

Decisions regarding executive compensation are evaluated in light of the Company’s past performance, local and regional job market availability for each position, economic conditions in the state of Maine, and the Company’s short- and long-term business plans. Moreover, the Committee’s goal is to review and analyze each element of compensation, considering the entire compensation package. The Committee seeks to ensure that rewards for executives, such as annual incentives and equity compensation, are appropriate in relation to shareholder returns for the same period.

Role of the Compensation Committee

The duties and responsibilities of the Committee include, among other things, overseeing the Company’s overall executive compensation philosophy, measuring performance with respect to established goals and objectives, designing the components of executive compensation, reviewing the Company’s executive compensation plans and the risks these plans pose to the Company, and establishing compensation for the Company’s named executive officers. The Committee is currently composed of five independent directors, Mr. Flanagan (Chairman), Jones, Gunderson, and Holmes and Mrs. Stanley. Mr. Jones served as Chairman during 2011 and effective January 1, 2012 Mr. Flanagan became Chairman.

The Committee makes compensation decisions for the Company’s named executive officers, including the establishment of frameworks for how executives will be compensated and approval of recommendations regarding equity awards at the executive and non-executive levels. The Committee receives recommendations concerning these decisions from the CEO for executive officers and all other employees, other than the CEO. Decisions regarding non-equity compensation for members of the Leadership Team, who are non-executive officers, are made by the CEO in conjunction with members of executive management. For non-executive officers, the CEO is responsible for establishing the framework on how these individuals will be compensated.

These decisions, including salary adjustments and annual equity and non-equity incentive plan award amounts, are ultimately presented to the Committee for review. As is the case with the executive officers, the Committee can exercise its discretion in modifying recommended adjustments or awards for these individuals. The Committee assists the Board in discharging the Board’s responsibilities related to compensation of directors and executive officers, and oversees the Company’s total compensation, benefits and rewards programs. The Committee also oversees the preparation of executive compensation disclosures for inclusion in the Company’s annual proxy statement.

Role of Executives and Compensation Committee Deliberations

Carolyn C. Crosby, Senior Vice President, Human Resources Director served as management’s liaison to the Committee. Ms. Crosby assisted in the administration of executive compensation programs, prepared Committee and Board meeting materials, worked with consultants and legal counsel engaged by the Committee, and performed work as requested, including the preparation of peer analyses, based on a peer group selected by the Committee. The Chief Financial Officer (“CFO”) of the Company, Deborah A. Jordan, provided the Committee with a quarterly update of the Company’s financial performance measures under the short- and long-term incentive programs. The President and CEO of the Company, Gregory A. Dufour, occasionally attended portions of the meetings at the invitation of the Committee’s Chairman, and made recommendations with respect to base salary, annual incentives, and equity compensation for executive officers who report to him. Mr. Dufour was not present at any Compensation Committee meetings in which his compensation was discussed or voted on.

Interaction with Consultants

The Committee utilizes the services of various consultants when deemed appropriate. The Company’s primary legal counsel for compensation-related matters, Goodwin Procter LLP, has assisted for a number of years by providing legal review of compensation plan documentation, as well as assistance on compensation-related regulatory filings. In 2010, the Committee engaged the consulting services of McLagan. For the 2011 fiscal year, McLagan assisted the Company with a review of its proxy disclosure, provided guidance on a risk review of Company incentive plans, reviewed and revised the compensation peer group, and conducted a market analysis of executive salaries. In early 2012, the Compensation Committee engage McLagan to conduct a thorough review of executive total compensation, to ensure the Company’s pay practices are competitive, fit within the Company’s compensation philosophy, and comply with regulatory guidance. The Committee has also used the services of several attorneys, as necessary, to ensure compensation plans and programs are properly administered, documented, and meet legal and regulatory requirements.

Peer Group and Benchmarks

The Committee utilizes appropriate benchmarks for compensation analyses as an effective method for evaluating executive compensation. Accordingly, every two years McLagan provides the Committee detailed peer group comparison reports that include base salaries and total cash compensation (which includes base salaries and annual incentive compensation). The Committee uses this information to determine appropriate salary and incentives levels for executive officers.

The financial performance and compensation peer group is made up of: 1) Maine-based publicly-traded financial institutions; 2) New England-based publicly-traded institutions with assets between $1 billion and $5 billion; and 3) publicly-traded financial institutions from other states based on comparable economic environments, including New York, with assets between $1 billion and $4 billion. The peers selected by the Compensation Committee with the assistance of McLagan, share similarities in size, efficiency ratio, return on assets, and return on equity. This peer group meets the goal of comparing executive and director compensation with comparable institutions whose managers and directors are overseeing and managing similarly-sized balance sheets and constituencies.

The members of the peer group are:

Alliance Financial Corporation	Enterprise Bancorp, Inc.	Rockville Financial, Inc. (MHC)
Arrow Financial Corporation	Financial Institutions, Inc.	Tompkins Financial Corporation
Bar Harbor Bankshares	First Bancorp, Inc.	TrustCo Bank Corp NY
Berkshire Hills Bancorp, Inc.	Independent Bank Corp.	United Financial Bancorp, Inc.
Brookline Bancorp, Inc.	Merchants Bancshares, Inc.	Washington Trust Bancorp, Inc.
Canandaigua National Corporation	Meridian Interstate Bancorp, Inc. (MHC)	Westfield Financial, Inc.
Century Bancorp, Inc.	Provident New York Bancorp

Utilizing recent performance data, the Compensation Committee concluded the Company’s overall performance compared favorably with that of the peer group. Through September 30, 2011, the Company’s return on average equity (on an annualized basis) of 12.73% compared to a peer group median of 10.00% and a peer group average of 8.57%. For the same period, the Company’s return on average assets and efficiency ratio were (on an annualized basis) 1.17% and 54.20%, respectively, compared to a peer group median of 0.91% and 64.71%, respectively, and a peer group average of 0.81% and 66.05%, respectively.

Compensation information for the peer group was collected from the proxy filings and compiled by management for review by the Committee. During 2012, after peer proxy filings are made, the Committee will be reviewing 2011 peer group information with the assistance of McLagan.

The Committee’s competitive pay objective for executive compensation is to pay at or as near as possible to the 50th percentile of the peer group. Compensating at this level is necessary to attract and retain the executive talent needed to fulfill the Company’s strategic objectives. This pay range was also selected as being representative of compensation levels that are more equivalent to our markets and to our competitors. In August 2010 the Committee engaged McLagan to conduct an Overall Compensation Review of executive compensation. The results of the report demonstrated that the Company’s executives total compensation was well below the median of the peer group. To ensure the Company remains competitive in the market, the Committee established a goal to more closely align total compensation to the 50th percentile of the peer group. In 2011, Mr. Dufour and each of the named executive officers received a merit increase and a salary range adjustment. In addition, and because of superior results, the 2008 – 2010 Long-term Incentive Plan was paid at the superior level. The Committee will continue to monitor relevant factors over a reasonable period of time, including conducting further analysis of peer group compensation information which will incorporate an updated Overall Compensation Review report by McLagan in 2012.

Elements of Compensation

In 2011, the compensation for the named executive officers comprised the following elements, each of which are discussed below:

Element	Description	Primary Objectives
Base salary	Fixed cash payment reflecting executive’s responsibilities, performance and expertise.	• Provide basic level of compensation
• Recruit and retain executives
Executive Incentive Plan (“EIP”)	Annual cash incentive which is contingent on achievement of Company and individual performance goals related to the current fiscal year.	• Encourage and reward individual and overall Company performance relative to current plans and objectives.
	Long-Term Performance Shares (“LTIP”). Executives can earn a number of shares (from zero to 200% of the target award) based upon Company’s achievement of performance objectives over a three-year performance period.	• Align the interests of executives with shareholders.
• Promote achievement of long-term financial and strategic objectives.
	Management Stock Purchase Plan (“MSPP”). Executives and officers at the level of Vice President and above receive restricted shares in lieu of a portion of annual incentive at a discount. Vest over two years.	• Retention
• Promote stock ownership
	Restricted stock awards. Executives awarded restricted stock, which typically vest over three years.	• Retention
• Promote stock ownership
	Stock options. Executives and officers at the level of Vice President and above awarded options to purchase shares of common stock at fixed prices. Typically vest over five years.	• Retention
• Promote stock ownership
Retirement and other benefits	Deferred compensation, retirement plans, retiree medical and other benefits.	• Retention
• Competitiveness
• Financial security
Change in control agreements	Severance benefits in the event of a termination of employment in connection with a change in control.	• Retention
• Competitiveness

Base Salaries

Base salaries are an essential recruitment and retention tool and balance the need to attract and retain talented executives with the cost to our Company and the impact on shareholder value. Base salaries are set at a level that is competitive and appropriate for the market, but conservative to allow for significant performance-based compensation in addition to base salary. Base salaries, which are based on an executive’s expected performance against specific job criteria for the current period, are viewed in the context of “total compensation.” The Company’s financial performance, as well as market conditions impact decisions on base salaries for named executive officers. Non-cash fringe benefits (e.g., insurances, 401(k) plan benefits) should also be in a competitive range so that both cash and non-cash elements allow the Company to attract and retain top quality executives. We meet these objectives by offering competitive base salaries with periodic adjustments based on peer-group market analysis and a comprehensive employee benefit package, in addition to the other elements of executive compensation described herein.

Compensation of the Chief Executive Officer and Named Executive Officers — The CEO’s base salary is reviewed annually by the Committee in light of a) overall Company performance; b) performance against written goals and objectives; and c) a comparison to the compensation of chief executive officers in other similar companies of comparable size and performance characteristics.

In 2011, Mr. Dufour’s base salary was increased from $300,000 to $315,000 as a result of the achievement of both specific strategic Company goals, individual performance goals, and an analysis of base salary compared to our peer group. Goals included exceeding the 2010 income budget, increasing low cost deposits, sales revenues, and market share. Effective February 26, 2012, Mr. Dufour’s base salary was increased to $390,000 as a result of accomplishing strategic and individual goals such as exceeding the 2011 income budget, advancing technology, growing the business by creating a sales culture, and investing in leadership development and core education programs. In addition to Mr. Dufour’s performance based merit increase of 3%, the Committee approved a 20.8% range adjustment for Mr. Dufour to more closely align his base salary with our peer group. The Committee is proactively making this range adjustment to ensure the Company competitively compensates and retains executive management.

Name	Position	Base Salary 3/1/10	Base Salary 2/27/11	% Increase 2011 Over 2010	Base Salary 2/26/12	% Increase 2012 Over 2011
Gregory A. Dufour	President & CEO	$300,000	$315,000	5.0%	$390,000	23.8%

All other named executive officers’ base salaries are reviewed annually and recommendations are made to the Compensation Committee by the CEO. Recommendations are based on a) overall company performance; b) performance against written goals and objectives; c) increase in areas of responsibility; and d) a comparison to the compensation of comparable executive officers in other similar companies of similar size and performance characteristics. The Committee is proactively making these salary adjustments to ensure the Company competitively compensates and retains executive management. Based on individual performance reviews and peer group comparisons, the following increases were made to base salary for each executive officer.

Name	Position	Base Salary 3/1/10	Base Salary 2/27/11	% Increase 2011 Over 2010	Base Salary 2/26/12	% Increase 2012 Over 2011
Deborah A. Jordan	EVP & CFO	$200,000	$210,000	5.0%	$216,300	3.0%
Peter F. Greene	EVP Operations and Technology	158,000	170,640	8.0%	175,759	3.0%
Timothy P. Nightingale	EVP Senior Loan Officer	193,000	202,650	5.0%	209,000	3.1%
June B. Parent	EVP Retail Banking	160,000	169,600	6.0%	177,688	4.8%

Annual Cash Incentives

In 2011, the Compensation Committee reviewed the Company’s executive compensation policies and practices and determined that such policies and practices, or any elements thereof, are in compliance with, appropriately balance risk and reward, and do not encourage excessive risk taking. The Committee, with the consultation of McLagan and assistance from Human Resources and Risk Management, conducted a risk analysis of all of the Company’s incentive plans in 2011. The results of the review demonstrated the incentive plans in place provide incentives that appropriately balance risk with reward and are compatible with effective controls and risk management.

The Executive Incentive Plan (“EIP”) is in place to motivate executives to reach or exceed the annual fiscal targets set in strategic and operating plans, as well as to achieve individual performance goals. Named executive officers, as well as others selected by the Compensation Committee and approved by the Board, were eligible to participate in the EIP in 2011. The EIP was established in 2002 and has been a successful program in motivating and rewarding short-term achievement of goals and has proven to be an effective recruitment and retention tool for top executives.

The annual EIP for executive officers, and other selected members of management, is tied specifically to the Company’s budget. Annual budgets are prepared by management and approved by the Board of Directors. In establishing the annual budget goals for the year, factors include the current operating environment (economic, interest rate, regulatory and local), as well as the Company’s strategic plan initiatives. Key financial ratios (return on assets, return on equity, earnings growth, asset quality and capital ratios) are measured against prior year performance, peer group and shareholder expectations. Potential awards are earned relative to performance to budget for the year based on budgeted net income before taxes (“NIBT”). The following table represents the 2011 annual incentive opportunity based on NIBT.

Annual Incentive Plan: 2011 Opportunity
	Incentives as% of Base Salary
NIBT	Gregory Dufour	All Other NEO
96%	8%	6%
97%	16%	12%
98%	24%	18%
99%	32%	24%
100%	40%	30%
101%	44%	33%
102%	48%	36%
103%	52%	39%
104%	56%	42%
105%	60%	45%
106%	64%	48%
107%	68%	51%
108%	72%	54%
109%	76%	57%
110%	80%	60%

Each named executive officer has a targeted incentive percentage based on the position he or she holds, and the impact of the position on overall Company results. The targeted percentages are reviewed annually by the Committee and may be adjusted. Each participant’s recommended payout is calculated based on the Company’s financial results as compared to budget (60% fixed), and on working collaboratively to successfully execute the Company’s strategic initiatives for that given year (40% discretionary). The Committee approves all payouts under the EIP and reports the same to the Board.

During 2011, there were 12 participants in the EIP, including the named executive officers. Discussion relative to the Company’s performance, as well as performance against individual goals, takes place quarterly between each executive and his or her manager, and between the chief executive officer and the Board. Communication at these regular intervals ensures executives are aware of current levels of performance and are motivated to meet established goals.

The financial performance target against budget under the EIP was achieved at 105%. The Compensation Committee determined that the Company’s actual NIBT for 2011 of $38.0 million exceeded the adjusted target NIBT of $36.2 million by 5%. The target NIBT was adjusted by $325,000 for factors that the Compensation Committee believed should not impact 2011 performance results. In February 2012, the Board accepted the recommendation of the Compensation Committee to award incentives under the EIP to executive officers in the amounts set forth below.

		Annual Incentive Plan(1)
Name	Position	2010	2011
Gregory A. Dufour	President & CEO	$117,600	$187,270
Deborah A. Jordan	EVP & CFO	59,280	93,000
Peter F. Greene	EVP Operations and Technology	46,926	74,000
Timothy P. Nightingale	EVP Senior Loan Officer	56,742	90,000
June B. Parent	EVP Retail Banking	47,040	74,000

(1)	20% of cash incentive applied to MSPP.

Long-Term Incentives

One objective of the executive compensation program is to increase executives’ equity ownership in the Company, which more closely aligns executive and shareholder interests by strengthening the executive’s personal investment in the success of our Company. To meet this objective, the Committee has utilized a long-term performance share plan, management stock purchase plan, restricted stock awards, and stock options. These programs reward executives with equity compensation, which more closely aligns the value ultimately received by named executive officers with the value created for other shareholders. The shares and options awarded generally have vesting schedules to enhance our ability to retain top performing officers, and annual or ongoing grants or purchases ensure the continuation of this value as options are exercised and shares vest.

Long-Term Performance Share Plan (or Long-Term Incentive Plan “LTIP”) — The LTIP, which was implemented under the 2003 Stock Option and Incentive Plan, is administered by the Committee and intended to create a long-term incentive for the named executive officers, so that long-term interests of the Company are not compromised for short-term results. Awards made under the LTIP are used to achieve the twin goals of: (1) aligning executive incentive compensation with future increases in shareholder value; and (2) using equity compensation as a tool to retain key employees.

The target award level for each named executive officer is established based upon the executive officer’s level of responsibility in the Company. At the time of granting the awards, the Committee sets the award amount for each participant level to provide competitive long-term compensation. The target levels for each performance measure are set by the Committee for each long-term performance period, and are recommended by the Committee to the Board for approval. They are set in such a way as to ensure that the expense associated with the potential executive awards is an appropriate percentage of the resulting shareholder benefit. The Committee considers numerous factors in determining the target awards and the financial performance metrics based on management’s three year business plan. The analysis includes asset and income growth and the potential compensation expense under the LTIP is compared to the return to shareholders as measured by return on equity and earnings per share growth.

Each named executive officer has a predetermined “target award” which is reflected as a percentage of his or her base salary at the beginning of the long-term performance period. At the end of each long-term performance period, if the performance measure(s) and trigger(s) are met then each participant shall receive an award in accordance with the matrix, paid in Company shares. The conversion of dollar amounts into shares will be based on the market value of a share on the first day of the relevant long-term performance period. The table below details the award opportunity under the LTIPs.

	LTIP Payout Levels as % of Salary at Beginning of Performance Period
	Threshold	Above Threshold	Target	Above Target	Superior
2009 – 2011 Plan
Gregory A. Dufour, President & CEO	10.00%	20.00%	40.00%	52.00%	80.00%
Deborah A. Jordan, EVP & CFO	6.25%	12.50%	25.00%	32.50%	50.00%
Peter F. Greene, EVP Operations and Technology	6.25%	12.50%	25.00%	32.50%	50.00%
Timothy P. Nightingale, EVP Senior Loan Officer	6.25%	12.50%	25.00%	32.50%	50.00%
June B. Parent, EVP Retail Banking	6.25%	12.50%	25.00%	32.50%	50.00%
2010 – 2012 Plan
Gregory A. Dufour, President & CEO	20.00%	—	40.00%	—	80.00%
Deborah A. Jordan, EVP & CFO	12.50%	—	25.00%	—	50.00%
Peter F. Greene, EVP Operations and Technology	12.50%	—	25.00%	—	50.00%
Timothy P. Nightingale, EVP Senior Loan Officer	12.50%	—	25.00%	—	50.00%
June B. Parent, EVP Retail Banking	12.50%	—	25.00%	—	50.00%
2011 – 2013 Plan
Gregory A. Dufour, President & CEO	20.00%	—	40.00%	—	80.00%
Deborah A. Jordan, EVP & CFO	12.50%	—	25.00%	—	50.00%
Peter F. Greene, EVP Operations and Technology	12.50%	—	25.00%	—	50.00%
Timothy P. Nightingale, EVP Senior Loan Officer	12.50%	—	25.00%	—	50.00%
June B. Parent, EVP Retail Banking	12.50%	—	25.00%	—	50.00%

2009 – 2011 Performance Period — In selecting performance measures for the 2009 – 2011 performance periods, the Committee selected the key metric of revenue growth ranking among a national peer group (FRB Bank Holding Company Performance Report — holding companies with total assets of $1 to $3 billon) combined with an efficiency ratio cap. Based on actual performance through December 31, 2011, the Company’s revenue growth ranking exceeded the 50th percentile of the national peer group. This ranking resulted in the “superior” level performance, with an average efficiency ratio of 54.9%. In February 2012, the Board accepted the recommendation of the Compensation Committee to award performance shares under the LTIP to executive officers in the amounts set forth below. The performance shares earned but not distributed until 2012 are set forth in the “Outstanding Equity Awards at Fiscal Year-End Table.” Total compensation expense related to the 2009 – 2011 LTIP amounted to $651,000 and was recorded in the Company’s financial statements for the years ended December 31, 2011, 2010 and 2009.

Name	Position	2009 – 2011 LTIP Payout Performance Shares
Gregory A. Dufour	President & CEO	8,295
Deborah A. Jordan	EVP & CFO	3,299
Peter F. Greene	EVP, Operations and Technology	2,828
Timothy P. Nightingale	EVP, Senior Lending Officer	3,110
June B. Parent	EVP, Retail Banking	2,639

2010 – 2012 Performance Period — In 2010, the Committee worked with McLagan and designed the plan to include two performance measures and two triggers, with the reward being based on a sliding performance scale of threshold, target, and superior. The two performance measures selected for the 2010 –  2012 LTIP include: (1) revenue growth with a target of 2% and, (2) efficiency ratio with a target of 55%. The two triggers include: (1) maximum asset quality measure of non-performing assets excluding performing restructured loans (“Adjusted NPA”) to total assets not to exceed 2%, and (2) minimum level of earnings threshold for net income growth of 1%. In establishing performance measures, the Committee’s goal was to reward executives for profitable revenue growth in a challenging economic and regulatory environment while maintaining quality lending standards and providing net income growth to shareholders. In establishing the performance measures, the Committee directed management to focus on the core banking franchise and thus determined that the revenue growth and efficiency ratios measurements would exclude results of the wealth management subsidiary, Acadia Trust. Based on actual performance through December 31, 2011 (two years of the three year period), performance is slightly above the “target” level with revenue growth at 1.68% and the efficiency ratio at 53.73%. At December 31, 2011, the Company’s Adjusted NPA ratio was 1.13% which remains below the 2% maximum level and net income for the two year period grew 7.21% thus exceeding the 1% minimum threshold. Accordingly, compensation expense of $255,000 related to the 2010 – 2012 LTIP is reflected in the Company’s financial statements for the years ended December 31, 2011 and 2010, based on expected payouts attributable to performance to date.

2011 – 2013 Performance Period — In 2011, the Compensation Committee, with the assistance of McLagen, designed the LTIP to include two performance measures and two triggers, with the reward being based on a sliding performance scale of threshold, target, and superior. The two performance measures selected for the 2011 – 2013 LTIP include: (1) revenue growth with a target of 2% and, (2) efficiency ratio with a target of 53.50%. The two triggers include: (1) maximum asset quality measure of non-performing assets excluding performing restructured loans (“Adjusted NPA”) to total assets not to exceed 2%, and (2) net income threshold requirement of 1%. Establishing similar performance measures as the previous year was done intentionally as the Committee’s goal is continue to reward executives for profitable revenue growth in a challenging economic and regulatory environment while maintaining quality lending standards and providing net income growth to shareholders. In establishing the performance measures, the Committee directed management to focus on the core banking franchise and thus determined that the revenue growth and efficiency ratios measurements would exclude results of the wealth management subsidiary, Acadia Trust. Based on actual performance through December 31, 2011 (one year of the three year period), performance is slightly above the “target” level with revenue growth at 2.58% and the efficiency ratio at 53.27%. At December 31, 2011, the Company’s Adjusted NPA ratio was 1.13% which remains below the 2% maximum level and net income grew 5.70% for 2011 thus exceeding the 1% minimum threshold. Accordingly, compensation expense of $135,000 related to the 2011 – 2013 LTIP is reflected in the Company’s financial statements for the year ending December 31, 2011, based on expected payouts attributable to performance to date.

Management Stock Purchase Plan (“MSPP”) — The MSPP, available to all employees at the level of Vice President and above, is an equity incentive compensation plan designed to provide an opportunity for participants to receive restricted shares of our Company’s common stock in lieu of a portion of their annual bonus payments. Participants may elect to participate on a voluntary basis at either 10% or 20% of annual bonuses. The Compensation Committee may require executive officers to participate in the Plan. Restricted shares are granted at a discount of one-third of the fair market value of the stock on the date of the grant, and fully vest two years after the grant date if the participant remains employed at the Company for such period. If a participant terminates employment for reasons other than retirement prior to the vesting date, he or she is reimbursed for the lesser of the amount originally used to purchase the restricted shares, or the current fair value of the shares on the date of termination. As with the other equity compensation programs, this program encourages investment in our Company and serves as a retention and recruitment tool. On February 25, 2011, each of the named executive officers deferred 20% of his or her bonus, resulting in a total of 2,923 shares purchased under the MSPP at a price of $22.40.

		2011 MSPP Stock Awards
Name	Position	Number of Shares	Vesting Period
Gregory A. Dufour	President & CEO	1,050	2 Years
Deborah A. Jordan	EVP & CFO	529	2 Years
Peter F. Greene	EVP, Operations and Technology	418	2 Years
Timothy P. Nightingale	EVP, Senior Loan Officer	506	2 Years
June B. Parent	EVP, Retail Banking	420	2 Years

Restricted Stock Awards — A component of compensation, which serves as a retention tool, as well as increasing executive equity ownership in our Company, is the award of restricted stock. These awards have a 3-year vesting schedule, with one third vesting each year. All awards are approved by the Board of Directors. In 2011, there were no restricted stock awards granted to the named executive officers.

Stock Options — An additional component of equity compensation for named executive officers, and other officers at the level of Vice President and above, is the award of options to purchase shares of common stock at fixed prices, as provided under the 2003 Stock Option and Incentive Plan. Individual option grants vest in equal installments over a five-year period and have a ten-year life. This Plan is tied to our Company’s performance and aligned with shareholder interests, in that the options only have value if the market value of common stock increases. Stock option awards enable us to attract talented executives and tie their interests to the Company’s goals and objectives. There were no options granted to the named executive officers in 2011.

Retirement and Other Benefits

We offer a qualified deferred compensation plan and a non-qualified executive deferred compensation plan to provide our employees tax-advantaged savings vehicles. The plans enhance our ability to attract and retain key employees by providing a comprehensive total rewards package. Discretionary matching contributions are provided to participants in both the qualified and non-qualified plans in an effort to encourage employees to save for retirement.

Camden National Corporation 401(k) Plan and Profit Sharing Contributions — All employees, including our named executive officers, are eligible to participate in the qualified deferred compensation plan, referred to as the Camden National Corporation 401(k) Plan. Participants may contribute pre- and post-tax savings contributions to the 401(k) Plan up to the maximum allowed by federal tax laws. The Company currently makes matching contributions of up to 4% of an employee’s eligible compensation, and additional profit sharing contributions (both at the discretion of the Board of Directors). For 2011, the profit sharing contribution was 3% of an employee’s eligible compensation. Employee deferrals and matching contributions are immediately vested. Profit sharing contributions have a graduated 6-year vesting schedule and once a participant has six years of service, contributions are totally vested.

Executive Deferred Compensation Plan — We maintain a non-qualified deferred compensation plan, referred to as the Executive Deferred Compensation Plan (“EDCP”), under which certain eligible employees who have otherwise exceeded annual Internal Revenue Service (“IRS”) limitations for elective deferrals can continue to contribute to their retirement savings. This program is available to current participants in the EIP, including the CEO and the other named executive officers. The Plan allows for Employer Discretionary Contributions, with the intent to make contributions equal to what the executive could have earned under the 401(k) match and profit sharing on the amounts deferred, up to IRS limits. The Company allows participants to direct the investment of funds deferred and the investment choices are similar to those available in the 401(k) Plan. The EDCP is a cost effective way to provide another incentive for executives to stay with the Company over the long-term. In 2011, no named executive officer elected to defer amounts under the Executive Deferred Compensation.

Retiree Medical — Full time employees hired prior to January 1, 2012, who retire with twenty or more years of continuous service, and have reached at least age 55, are eligible to participate in the Company’s medical insurance program and receive a maximum of $250.65 per month toward individual coverage. Employees also hired prior to January 1, 2012, who retire with at least ten years or more of continuous service, and have reached at least age 55, may continue to utilize the Company’s group medical plan at their cost. When an employee reaches age 65, the coverage automatically changes to a Medicare supplemental plan.

Supplemental Executive Retirement Plan and Defined Contribution Retirement Plan — The Committee recognizes the importance of financial security upon retirement and has in place two programs to assist executive officers in planning for retirement. The plans and programs in place help ensure the named executive officers are focused on the Company’s financial well-being over the long-term. Income replacement at retirement is largely dependent on participation in the 401(k) Plan, the Executive Deferred Compensation Plan and the performance of these programs. It may be augmented with participation in the Supplemental Executive Retirement Plan and/or participation in the Defined Contribution Retirement Plan as described below. Effective January 1, 2008, the Defined Contribution Retirement Plan replaced the Supplemental Executive Plan for new executives.

We provide nonqualified, noncontributory, defined-benefit Supplemental Executive Retirement Plans (“SERPs”), for certain highly compensated officers. Mr. Dufour and Mr. Greene both have SERP agreements. They are designed to make up the shortfall (when compared to a non-highly compensated employee) in replacing income at retirement due to IRS compensation and benefit limits under the 401(k) Plan and Social Security. With a SERP in place, participants should be able to replace up to 75% of their final average compensation. Page 50 provides detailed discussion of the SERP benefits provided to these two named executive officers.

The Defined Contribution Retirement Plan (“DCRP”) is an unfunded deferred compensation plan. Annually, on or about March 15, 10% of each participant’s annual base salary and cash incentives for the prior year will be “credited” to an account administered by the Company in “Deferred Stock Units” based on the price of Company stock on the day of the award. Vesting occurs ratably from the date of participation in the Plan until the participant turns 65. Upon retirement or termination, the account is paid out in shares of Company stock, less the equivalent number of shares withheld for the payment of taxes. Mr. Nightingale, Ms. Jordan, and Ms. Parent are participants in the DCRP.

Other Compensation and Benefits

The CEO is provided with a Company vehicle to use for business purposes, due to business travel expectations of the position, as well as the importance of his visibility in the community. The total amount of this item is reflected in the “All Other Compensation” column of the Summary Compensation Table.

Stock Ownership Guidelines

Stock ownership guidelines were established in January 2005 for Named Executive Officers, and stock must be owned outright to count toward meeting this requirement. In 2010, an analysis was conducted to compare the stock ownership guidelines established in 2005 with our current peer group. As a result of this analysis, the Compensation Committee voted to establish new stock ownership guidelines for the Company’s CEO. Effective January 2011, for future CEO incumbents, the CEO must own two times annual base salary in Company stock at the five-year anniversary of appointment and four times annual base salary in Company stock at the ten-year anniversary of appointment, to satisfy this requirement. As Mr. Dufour was appointed to the position of CEO on January 1, 2009, the Compensation Committee voted to make the new stock ownership guidelines effective as of the date of his appointment to CEO; therefore, Mr. Dufour must own two times his January 2009 annual base salary in Company stock by January 1, 2014, and four times his January 2009 annual base salary in Company stock by January 1, 2019. To meet the ownership requirements for their respective positions other named executive officers must own one times initial base salary in Company stock after five years and two times initial base salary after ten years. The following table lists the stock ownership requirements of the named executive officers.

	Stock Ownership Requirement
Name	Market Value ($)	Date Required By	Market Value ($)	Date Required By
Gregory A. Dufour	$550,000	01/01/14	$1,100,000	01/01/19
Deborah A. Jordan	175,000	10/01/13	350,000	10/01/18
Peter F. Greene	125,000	01/01/13	250,000	01/01/18
Timothy P. Nightingale	165,000	01/01/14	330,000	01/01/19
June B. Parent	140,000	01/01/14	280,000	01/01/19

Employment and Change in Control Agreements

The Company does not currently have any employment agreements. In April 2009, all named executive officers executed change in control agreements with the Company, which prescribe certain severance benefits to be provided to the executives in the event of a change in control of the Company. The terms of these agreements were determined based on a review of peer benefit practices and the multiple of pay is based on the level of the position within the Company.

Additional details regarding the change in control agreements can be found in the narrative following the Pension Benefits table, and amounts that may be due to the NEO under these agreements are described and quantified in the section titled “Potential Payments Upon Termination or Change in Control”.

Timing of Equity Grants

Equity awards are granted under the 2003 Stock Option and Incentive Plan, which includes Restricted Stock Awards, the Management Stock Purchase Plan, the Long-Term Performance Share Plan, and the Defined Contribution Retirement Plan documents. The Company traditionally has granted incentive stock options and restricted stock grants in the first quarter to reward performance for the prior year. Incentive stock options may also be granted as a condition of employment at time of hire with prior Board approval. Annually, at the discretion of the CEO, top performing officers may be granted incentive stock options in recognition of commitment to the organization and to provide a means of gaining ownership in the Company. Restricted stock is granted by way of recommendations put forth by the CEO to the Committee and is granted in the first quarter to high performing individuals for achieving exemplary results related to the Company’s strategic initiatives. Equity grants under the Long-Term Share Plan occur annually in the first quarter dependent on the results of the individual three-year plan performance metrics and target level achieved. Participants in the Defined Contribution Retirement Plan have an account administered by the Company, and is credited with “deferred stock units” annually, on or about March 15, with 10% of each participant’s annual base salary and cash incentives for the prior year. In addition, employees at the vice president level and above have the opportunity to participate in the Management Stock Purchase Plan, annually to purchase company stock at a reduced rate. Under this plan the stock is granted as restricted stock and individuals may elect to use 10% or

20% of bonus dollars to purchase Company stock which vests over a two year period. The CEO and named other executive officers are required under this plan to participate at the 20% level when bonuses are administered.

Tax and Accounting Considerations

We consider tax and accounting implications in designing our compensation programs. Under current share-based payment accounting rules, we must expense the grant-date fair value of share-based grants that settle in our stock such as restricted stock and performance shares. The grant-date fair value is expensed over the service period or vesting period of the grant. Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and other executive officers whose compensation is required to be reported in the summary compensation table (other than the principal financial officer), except for performance-based compensation that otherwise meets the requirements of Section 162(m).

Conclusion

Our compensation structure reflects our commitment to link pay to performance, protect shareholder interests, and provide market-based compensation that will attract and retain highly talented executives critical to the success of the Company. The structure emphasizes at-risk incentive awards that vary with our financial results, and the award criteria are based on achieving our strategic plan initiatives. The Compensation Committee evaluates the Company’s compensation programs and related components on an ongoing basis and makes adjustments to our compensation structure, consistent with our compensation philosophy and objectives, as the Committee determines to be appropriate to maintain the Company’s competitive position. The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a comprehensive, carefully designed compensation structure which drives long-term shareholder value.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation earned in the last three fiscal years by our principal executive officer, principal financial officer, and the three other most highly compensated executive officers (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)		Total ($)
Gregory A. Dufour President and Chief Executive Officer	2011	$312,116	$—		$182,179	$—	$149,816	$133,000	$19,635		$796,746
	2010	295,193	—		144,015	—	94,080	78,000	20,035		631,323
	2009	275,000	50,000	(1)	82,990	66,199	17,600	123,000	23,618		638,407
Deborah A. Jordan EVP Chief Financial Officer	2011	208,077	—		105,834	—	74,400	—	16,201		404,512
	2010	195,192	—		93,810	—	47,424	—	12,492		348,918
	2009	175,000	—		23,928	—	8,400	—	26,494	(7)	233,822
Peter F. Greene EVP Operations and Technology	2011	168,209	—		64,831	—	59,200	44,000	15,736		351,976
	2010	156,462	—		66,285	—	37,541	49,000	10,740		320,028
	2009	149,231	—		12,059	16,550	7,200	17,000	10,731		212,771
Timothy P. Nightingale EVP Senior Loan Officer	2011	200,795	—		102,084	—	72,000	—	22,908	(8)	397,787
	2010	187,615	—		91,091	—	45,394	—	53,965	(8)	378,065
	2009	165,000	—		28,699	16,550	7,920	—	11,803		229,972
June B. Parent EVP Retail Banking	2011	167,754	—		84,885	—	59,200	—	15,377		327,216
	2010	156,154	—		81,413	—	37,632	—	10,368		285,567

(1)	Cash award in connection with Mr. Dufour’s appointment as CEO.
(2)	The following table describes each component of the “Stock Awards” column in the Summary Compensation Table for 2011:

	Stock Awards
Name	LTIP	MSPP	Restricted	DCRP	Total
Gregory A. Dufour	$126,000	$56,179	$—	$—	$182,179
Deborah A. Jordan	52,500	27,893	—	25,441	105,834
Peter F. Greene	42,660	22,171	—	—	64,831
Timothy P. Nightingale	50,663	26,999	—	24,422	102,084
June B. Parent	42,400	22,171	—	20,314	84,885

The values reflected in the LTIP column do not necessarily represent a realized financial benefit for the named executive officer because the performance shares have not been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time, if ever, that the performance shares are earned. For purposes of valuing the performance shares under the LTIP, the Company assumes achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock under the 2011 – 2013 LTIP for each named executive officer, determined based on the closing market price of our stock on the date of grant and determined in accordance with ASC Topic 718. The potential maximum payout for the 2011-2013 performance period at the superior performance level for each named executive officer amounts to: $252,000 for Mr. Dufour, $105,000 for Ms. Jordan, $85,320 for Mr. Greene, $101,325 for Mr. Nightingale, and $84,800 for Ms. Parent.

The values reflected in the MSPP, Restricted and DCRP columns reflect the aggregate grant date fair value of stock awards for 2011 and determined in accordance with ASC Topic 718.

For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 14 to the Company’s audited financial statements for the fiscal years ended December 31, 2011, 2010 and 2009, included in the Company’s Annual Report on Form 10-K. For a more complete description of the stock awards, see “Compensation Discussion and Analysis.”

(3)	The amounts shown represent the grant date fair value of stock option awards issued during the year(s) shown. Assumptions used in the calculations of these amounts are included in Note 14 to the Company’s audited financial statements for the fiscal years ended December 31, 2011, 2010 and 2009, included in the Company’s Annual Report on Form 10-K.
(4)	We paid these amounts in the year after they were awarded pursuant to the terms of our Executive Incentive Plan. See “Compensation Discussion and Analysis” for a discussion of how these amounts were determined under this plan.
(5)	The amounts in this column reflect the changes in value of the Company’s nonqualified, noncontributory, defined-benefit supplemental executive retirement plan.
(6)	The amounts in this column and detailed below for 2011 include (i) 401(k) matching contributions by the Company, (ii) a 3% profit sharing allocation under the Company’s Retirement Savings Plan, (iii) dividend value on stock awards not factored into the grant date fair value, (iv) vehicle personal use benefit value, (v) personal financial planning benefit value, and (vi) relocation expenses. No named executive officer received preferential or above-market earnings on deferred compensation.

Name	401(k)	Profit Sharing	Dividend	Relocation	Vehicle	Total
Gregory A. Dufour	$5,096	$7,350	$4,407	$—	$2,782	$19,635
Deborah A. Jordan	6,747	7,350	2,104	—	—	16,201
Peter F. Greene	7,553	6,454	1,729	—	—	15,736
Timothy P. Nightingale	8,141	7,350	1,851	5,566	—	22,908
June B. Parent	7,210	6,444	1,723	—	—	15,377
(7)	This amount includes relocation expenses of $12,025 in 2009.
(8)	This amount includes relocation expenses of $41,217 in 2010 and $5,566 in 2011. Upon being named Senior Lender for the Company, Mr. Nightingale was provided a relocation package to assist him in moving closer to the Company’s corporate headquarters.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes stock grants made during 2011 to the named executive officers named in the Summary Compensation Table.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory A. Dufour	EIP	01/01/11	$25,200	$126,000	$252,000	—	—	—	—		—	$—
	LTIP	01/01/11	—	—	—	1,674	3,348	6,696	—		—	—
	MSPP	2/25/11	—	—	—	—	—	—	1,050	(3)	—	—
Deborah A. Jordan	EIP	01/01/11	12,600	63,000	126,000	—	—	—	—		—	—
	LTIP	01/01/11	—	—	—	697	1,395	2,790	—		—	—
	MSPP	2/25/11	—	—	—	—	—	—	529	(3)	—	—
Peter F. Greene	EIP	01/01/11	10,238	51,192	102,384	—	—	—	—		—	—
	LTIP	01/01/11	—	—	—	566	1,133	2,267	—		—	—
	MSPP	2/25/11	—	—	—	—	—	—	418	(3)	—	—
Timothy P. Nightingale	EIP	01/01/11	12,159	60,795	121,590	—	—	—	—		—	—
	LTIP	01/01/11	—	—	—	673	1,346	2,692	—		—	—
	MSPP	2/25/11	—	—	—	—	—	—	506	(3)	—	—
June B. Parent	EIP	01/01/11	10,176	50,880	101,760	—	—	—	—		—	—
	LTIP	01/01/11	—	—	—	563	1,126	2,253	—		—	—
	MSPP	2/25/11	—	—	—	—	—	—	420	(3)	—	—

(1)	Amounts represent range of possible incentive payouts under the 2011 Executive Incentive Plan (the “EIP”). The actual amounts paid in 2012 are reflected in the Summary Compensation Table and were as follows:

Name	Actual Payout Under Non-Equity Incentive Plans for Fiscal Year 2011
Gregory Dufour	$187,270
Deborah Jordan	93,000
Peter Greene	74,000
Timothy Nightingale	90,000
June Parent	74,000
(2)	Amounts represent the range of shares that may be released at the end of the three-year performance applicable to the 2011 – 2013 Long Term Performance Share Program (“LTIP”). Total long-term incentive award opportunities as a percentage of salary for each named executive officer are described in “Compensation Discussion and Analysis.” The number of shares was based on the percentage of base salary effective March 1, 2011 and a market price of $37.63 on January 3, 2011, the first business day of the 2011 – 2013 LTIP.
(3)	Amount reflects 20% of 2010 cash bonus used to purchase restricted shares on February 25, 2011 under the MSPP at $22.40 per share, a discount of one-third of the closing market price of $33.60 on the date of the grant. These shares will fully vest two years after the grant date.

In 2012, there were payouts for the 2011 EIP and they are reflected in the Summary Compensation Table in columns: Stock Awards and the Non-Equity Incentive Plan Compensation. The EIP plan is described in detail above under the heading “Annual Cash Incentives” on page 35.

In 2011, each of the named executive officers participated in the MSPP and those values are reflected on the Summary Compensation Table in the Stock Awards column. The MSPP is described in detail above under the heading “Long-Term Incentives” on page 37.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (OPTION AWARDS)

The following table summarizes certain information with respect to all unexercised options held by named executive officers at December 31, 2011.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date
Gregory A. Dufour	02/24/09	4,000	6,000	—	$24.46	02/24/19
Deborah A. Jordan	09/01/08	4,500	3,000	—	28.90	09/01/18
Peter F. Greene	02/24/09	500	1,500	—	24.46	02/24/19
Timothy P. Nightingale	01/28/03	1,500	—	—	23.08	01/28/13
	01/25/05	2,500	—	—	36.69	01/25/15
	02/13/06	1,500	—	—	34.95	02/13/16
	02/12/07	1,600	400	—	44.51	05/12/17
	02/24/09	1,000	1,500	—	24.46	02/24/19
		8,100	1,900
June B. Parent	01/25/05	2,500	—	—	36.69	01/25/15
	02/13/06	1,500	—	—	34.95	02/13/16
	02/12/07	1,600	400	—	44.51	05/12/17
	02/24/09	1,000	1,500	—	24.46	02/24/19
		6,600	1,900

(1)	Options issued with a five-year vesting schedule, with one-fifth vesting each year on the anniversary of grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (STOCK AWARDS)

The following table summarizes certain information with respect to all unvested performance-based and time-based restricted stock awards held by named executive officers at December 31, 2011.

				Stock Awards
Name	Grant Date	Plan		Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Gregory A. Dufour	2/24/2009	Restricted	(2)	666	$21,711	—	$—
	3/11/2010	MSPP	(3)	203	6,618	—	—
	3/11/2010	Restricted	(4)	1,000	32,600	—	—
	2/25/2011	MSPP	(5)	1,050	34,230	—	—
	n/a	LTIP	(6)	—	—	16,143	526,262
				2,919	95,159	16,143	526,262
Deborah A. Jordan	3/11/2010	MSPP	(3)	96	3,130	—	—
	3/11/2010	Restricted	(4)	666	21,711	—	—
	2/25/2011	MSPP	(5)	529	17,246	—	—
	n/a	DCRP	(7)	1,604	52,290	—	—
	n/a	LTIP	(6)	—	—	6,568	214,117
				2,895	94,377	6,568	214,117
Peter F. Greene	3/11/2010	MSPP	(3)	83	2,706	—	—
	3/11/2010	Restricted	(4)	666	21,711	—	—
	2/25/2011	MSPP	(5)	418	13,627	—	—
	n/a	LTIP	(6)	—	—	5,447	177,572
				1,167	38,044	5,447	177,572
Timothy P. Nightingale	3/11/2010	MSPP	(3)	91	2,967	—	—
	3/11/2010	Restricted	(4)	666	21,711	—	—
	2/25/2011	MSPP	(5)	506	16,496	—	—
	n/a	DCRP	(7)	1,926	62,787	—	—
	n/a	LTIP	(6)	—	—	6,265	204,239
				3,189	103,961	6,265	204,239
June B. Parent	3/11/2010	MSPP	(3)	77	2,510	—	—
	3/11/2010	Restricted	(4)	666	21,711	—	—
	2/25/2011	MSPP	(5)	420	13,692	—	—
	n/a	DCRP	(7)	961	31,329	—	—
	n/a	LTIP	(6)	—	—	5,267	171,704
				2,124	69,242	5,267	171,704

(1)	Based on a market value of $32.60 at December 31, 2011.
(2)	Restricted shares issued with a three-year vesting schedule, with one-third vesting each year on February 24, 2010, 2011, and 2012.
(3)	These shares were purchased at $21.66 per share under the MSPP and vest two years from the grant date.
(4)	Restricted shares issued with a three-year vesting schedule, with one-third vesting each year on March 11, 2011, 2012, and 2013.
(5)	These shares were purchased at $22.40 per share under the MSPP and vest two years from the grant date.

(6)	Represents shares that may be released at the end of each applicable three-year performance period. These amounts do not necessarily represent a realized financial benefit for the named executive officers because the performance shares have not necessarily been earned. Payout value is based on a market value of $32.60 at December 31, 2011.

	Long Term Performance Share Program (“LTIP”)
	2009 – 2011 Period		2010 – 2012 Period		2011 – 2013 Period
Name	Level	Vested 12/31/11 Shares	Level	Shares	Level	Shares	Total Shares
Gregory A. Dufour	Superior	8,295	Target+	4,050	Target+	3,798	16,143
Deborah A. Jordan	Superior	3,299	Target+	1,687	Target+	1,582	6,568
Peter F. Greene	Superior	2,828	Target+	1,333	Target+	1,286	5,447
Timothy P. Nightingale	Superior	3,110	Target+	1,628	Target+	1,527	6,265
June B. Parent	Superior	2,639	Target+	1,350	Target+	1,278	5,267
(7)	Stock units awarded under the DCRP.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the number of shares acquired and the dollar amounts realized by the executive officers named in the Summary Compensation Table during 2011 on the exercise of stock options and vesting of shares of stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Gregory A. Dufour	—	$—	5,460	(3)	$182,839
Deborah A. Jordan	—	—	3,442	(4)	106,295
Peter F. Greene	—	—	2,570	(5)	85,996
Timothy P. Nightingale	—	—	3,428	(6)	114,531
June B. Parent	—	—	2,748	(7)	91,902

(1)	Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may have been surrendered or withheld to cover the option exercise price or applicable tax obligations.
(2)	The “value realized” is the gross number of options exercised multiplied by the difference between the closing market price on the date of exercise and the exercise price.
(3)	Amount includes (i) 667 shares representing the second third of restricted shares awarded on February 24, 2009, that had a three-year vesting schedule, with one third vesting each year on February 24, 2010, 2011, and 2012 (the “value realized” represents the market value on February 24, 2011 of $33.63), (ii) 500 shares representing the first third of restricted shares awarded on March 11, 2010, that had a three-year vesting schedule, with one third vesting each year on March 11, 2011, 2012, and 2013 (the “value realized” represents the market value on March 11, 2011 of $33.27), and (iii) 4,293 shares granted on January 1, 2008 under the LTIP (the “value realized” represents the market value on March 30, 2011 of $33.49).
(4)	Amount includes (i) 867 shares that vested on March 9, 2011 under the MSPP (the “value realized” represents the difference between the market value on March 9, 2011 of $33.70 and the MSPP one third discount price of $10.37 on the date of grant), (ii) 334 shares representing the first third of restricted shares awarded on March 11, 2010, that had a three-year vesting schedule, with one third vesting each year on March 11, 2011, 2012, and 2013 (the “value realized” represents the market value on March 11, 2011 of $33.27), (iii) 2,087 shares granted on January 1, 2008 under the LTIP (the “value realized” represents the market value on March 30, 2011 of $33.49), and (iv) 154 “deferred stock units” that vested under the DCRP on March 15, 2011 (the “value realized” on the DCRP “deferred stock units” represents the market value on March 15, 2011 of $32.87).

(5)	Amount includes (i) 334 shares representing the first third of restricted shares awarded on March 11, 2010, that had a three-year vesting schedule, with one third vesting each year on March 11, 2011, 2012, and 2013 (the “value realized” represents the market value on March 11, 2011 of $33.27), and (ii) 2,236 shares granted on January 1, 2008 under the LTIP (the “value realized” represents the market value on March 30, 2011 of $33.49).
(6)	Amount includes (i) 334 shares representing the first third of restricted shares awarded on March 11, 2010, that had a three-year vesting schedule, with one third vesting each year on March 11, 2011, 2012, and 2013 (the “value realized” represents the market value on March 11, 2011 of $33.27), (ii) 2,772 shares granted on January 1, 2008 under the LTIP (the “value realized” represents the market value on March 30, 2011 of $33.49), and (iii) 322 “deferred stock units” that vested under the DCRP on March 15, 2011 (the “value realized” on the DCRP “deferred stock units” represents the market value on March 15, 2011 of $32.87).
(7)	Amount includes (i) 334 shares representing the first third of restricted shares awarded on March 11, 2010, that had a three-year vesting schedule, with one third vesting each year on March 11, 2011, 2012, and 2013 (the “value realized” represents the market value on March 11, 2011 of $33.27), (ii) 2,325 shares granted on January 1, 2008 under the LTIP (the “value realized” represents the market value on March 30, 2011 of $33.49), and (iii) 89 “deferred stock units” that vested under the DCRP on March 15, 2011 (the “value realized” on the DCRP “deferred stock units” represents the market value on March 15, 2011 of $32.87).

PENSION BENEFITS TABLE

The following table summarizes the pension benefits for each of the executive officers named in the Summary Compensation Table during 2011.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Gregory A. Dufour	Supplemental Executive Retirement Program	10	$495,000	$—
Deborah A. Jordan	—	—	—	—
Peter F. Greene	Supplemental Executive Retirement Program	29	237,000	—
Timothy P. Nightingale	—	—	—	—
June B. Parent	—	—	—	—

(1)	The amounts in this column reflect the present value of accumulated benefits payable to each of the named executive officers, determined using interest rate and mortality rate assumptions consistent with those used in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2011, included in the Company’s Annual Report on Form 10-K.

The Company provides a nonqualified, noncontributory, defined benefit supplemental retirement program (“SERP”) for certain highly compensated executives. Under the SERP, in which Mr. Dufour is a participant, an executive is required to have five years of service to be eligible for a vested benefit under the existing SERP. Participants in this SERP may receive upon retirement at age 55 or older, a monthly lifetime benefit (with 15 years certain) that is calculated based on targeting up to 75% of the participant’s average salary and annual incentive bonus for the 36 consecutive months of employment during which the participant’s compensation was the highest, factoring years of service, and allowing for reductions relative to (a) 50% of the participant’s projected primary Social Security benefits; (b) the benefit from the portion of the participant’s 401(k) arising from employer contributions plus earnings; (c) the benefit from the distribution and projected earnings resulting from the termination of the Company’s defined benefit pension plan in 2001; and (d) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding deferred compensation, stock options and the annual incentive bonus plan. A total retirement benefit cap of 75% was instituted for participants when years of service exceed 25 years. The SERP provides for a 15-year guaranteed benefit starting at age 65 for vested participants who leave the Company prior to age 55. The SERP refers to the normal retirement age as age 65; however, the plan allows for early retirement at age 55. If the executive retires before age 62, the accrued benefit is reduced by the early commencement factor that starts at 64% at age 55 up to 100% at age 62. Benefits are also reduced for executives who retire with less than 25 years of service.

Mr. Greene’s SERP requires 12 years of consecutive service to be eligible for a 100% vested benefit for which he is entitled. As a participant in this SERP, he may receive upon retirement at age 65, a 15 years certain benefit that is calculated based on 70% of his average salary of the highest three years of salary from the five-year period prior to his retirement, and allowing for reductions relative to (a) 50% of his projected primary Social Security benefits; (b) the benefit from the distribution of Union Trust Company’s defined benefit pension plan in 2008 assuming a benefit election of lifetime, ten years certain; (c) the benefit from the portion of his 401(k) arising from employer contributions plus earnings; and (d) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding deferred compensation, stock options and the annual incentive bonus plan. The SERP refers to the normal retirement age as age 65; however, the plan allows for early retirement at age 60. If, prior to attaining the age of 60, Mr. Greene voluntarily terminates employment with the Company for any reason other than disability, then the Company shall not be required to make any payments under the SERP.

Change in Control Agreements

In 2009, we entered into change in control (“CIC”) agreements with each of the named executive officers. The agreements may require us to make payments to these individuals in the event of the termination of their employment following a change in control. Many of our executive compensation, benefit, and deferred compensation plans provide the named executive officers with certain rights or the right to receive payments in the event of the termination of their employment.

Under the CIC agreements, if the executive experiences a qualifying termination within two years following a change in control, the executive shall be entitled to cash severance and benefits. The CIC agreement provides the executive with cash severance for a benefit period of two years for the CEO and 18 months for the other named executive officers. Each executive’s total cash severance will be equal to the executive’s base salary for the benefit period. Payment of the cash severance would commence within 30 days of the executive’s qualifying termination. The CIC agreements allow for a return of payments if it is determined that the executive at any time misrepresented any financial information and such payment would be payable to the Company within 30 days of such notice of misrepresentation and any future payments under the CIC agreement would be forfeited upon receipt of such misrepresentation notice. Under the terms of the CIC agreements, if an executive’s employment with the Company is terminated by the Company without “cause” or by the employee for “good reason” within two years after a change in control of the Company, the employee will generally be entitled to receive severance benefits. If a named executive officer incurs an involuntary termination of employment or a termination of employment for good reason after the occurrence of a change in control while his or her agreement is in effect, he or she would not be entitled to severance pay or benefits under any company severance plan or program other than his or her CIC agreement.

Change in control, as defined in the agreement, means a change in:

(i)	the ownership of the Company and in the effective control of the Company such that a single entity or commonly controlled group of entities shall have the ability to elect a majority of the Board of Directors of the Company; or
(ii)	the ownership of all or substantially all the assets associated with the business group in which the named executive officer works, or of the Company as a whole.

The CIC agreements may be terminated by the Company effective December 31, 2014 if the Company takes action 90 days prior to that date. If no such action is taken, each CIC agreement’s termination date will automatically extend to December 31 of each following year unless action is taken by the Company to terminate such CIC agreements at least 90 days prior to such termination date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and footnotes describes the potential payments and benefits under the Company’s compensation and benefit plans to which the named executive officers would be entitled upon termination of employment or following a change in control of the Company. The calculations assume that such termination or change in control was effective as of December 31, 2011.

Name	Cash Severance Payment(1)	Continuation of Health Benefits(2)	Stock Options/ Restricted Stock(3)	DCRP(4)	LTIP(5)	Life Insurance(6)	Total Benefits
Gregory A. Dufour
Voluntary termination	$—	$—	$—	$—	$—	$—	$—
Involuntary termination	—	—	—	—	—	—	—
Termination after change in control (involuntary without cause or voluntary for good reason)	630,000	24,773	95,159	—	228,167	—	978,099
Upon change in control	—	—	95,159	—	129,292	—	224,451
Disability	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—
Deborah A. Jordan
Voluntary termination	—	—	—	—	—	—	—
Involuntary termination	—	—	—	—	—	—	—
Termination after change in control (involuntary without cause or voluntary for good reason)	315,000	13,546	42,087	52,290	95,062	—	517,985
Upon change in control	—	—	42,087	52,290	53,823	—	148,200
Disability	—	—	—	52,290	—	—	52,290
Death	—	—	—	52,290	—	—	52,290
Peter F. Greene
Voluntary termination	—	—	—	—	—	—	—
Involuntary termination	—	—	—	—	—	—	—
Termination after change in control (involuntary without cause or voluntary for good reason)	255,960	16,890	38,044	—	75,730	—	386,624
Upon change in control	—	—	38,044	—	42,902	—	80,946
Disability	—	—	—	—	—	—	—
Death	—	—	—	—	—	297,852	297,852
Timothy P. Nightingale
Voluntary termination	—	—	—	—	—	—	—
Involuntary termination	—	—	—	—	—	—	—
Termination after change in control (involuntary without cause or voluntary for good reason)	303,975	13,546	53,384	62,788	91,704	—	625,397
Upon change in control	—	—	53,384	62,788	51,964	—	168,136
Disability	—	—	—	62,788	—	—	62,788
Death	—	—	—	62,788	—	—	62,788
June B. Parent
Voluntary termination	—	—	—	—	—	—	—
Involuntary termination	—	—	—	—	—	—	—
Termination after change in control (involuntary without cause or voluntary for good reason)	254,400	15,408	50,124	31,329	76,251	—	427,512
Upon change in control	—	—	50,124	31,329	43,228	—	124,681
Disability	—	—	—	31,329	—	—	31,329
Death	—	—	—	31,329	—	—	31,329

(1)	Represents the value of eighteen months of base salary, payable according to the Company’s regular payroll schedule, and which would be reduced by standard withholding and authorized deductions per the CIC agreements (twenty-four months for Mr. Dufour).

(2)	Represents the value of eighteen months of healthcare benefits per the CIC agreements (eighteen months and 6 months equivalent grossed up to include taxation for Mr. Dufour).
(3)	Under the 2003 Stock Option and Incentive Plan, each outstanding stock option and restricted stock award becomes fully exercisable upon a change in control. For purposes of this table, the unvested in-the-money stock options and restricted shares were assumed to have a value equal to the closing price per share of $32.60 at December 31, 2011.
(4)	Under the Defined Contribution Retirement Plan (“DCRP”), each unvested deferred stock unit becomes fully vested upon a change in control or death and disability. For purposes of this table, the unvested deferred stock units were assumed to have a value equal to the closing price per share of $32.60 at December 31, 2011.
(5)	Participants of the LTIP upon a change in control would receive a pro rata award based on such shorter long-term performance period and the actual performance level achievement. In the event a participant has a termination event (involuntary termination without cause or voluntary termination for good reason) within six months after a change in control, the participant shall be entitled to an additional award up to the maximum payout level under the LTIP.
(6)	Payment to beneficiary upon death of named executive officer.

OTHER MATTERS

Nominations by Shareholders

Nominations for election to the Company’s Board of Directors may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the Secretary of the Company no later than the close of business on the 90th day, or earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting. In the event that the date of the Annual Meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting, and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder shall furnish (a) as to the nominating shareholder and the beneficial owner, if any, on whose behalf the proposal is made the name and residence address of the nominating shareholder; and (b) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these provisions, and may instruct the inspector of election to disregard all votes cast for each such nominee. To date, no shareholder has proposed a candidate to our Board pursuant to our Bylaws. If a shareholder should propose a candidate, we anticipate that the Governance Committee would evaluate that candidate on the basis of the criteria noted above. For additional information, please refer to Section 2.1 of our Bylaws and to “Shareholder Proposals for Next Annual Meeting” below.

Shareholder Proposals for Next Annual Meeting

Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting of Shareholders must be received by the Company by November 28, 2012. Such a proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement and form of proxy. Shareholders may also propose business to be brought before an annual meeting pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice must be received by the Company no earlier than January 1, 2013 and no later than January 31, 2013.

Other Business Matters

As of the date of this Proxy Statement, the Company’s Board of Directors know of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors

John W. Holmes, Secretary
March 28, 2012

Exhibit A

CAMDEN NATIONAL CORPORATION
2012 EQUITY AND INCENTIVE PLAN

SECTION 1	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Camden National Corporation 2012 Equity and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, Employees, Independent Directors and other key persons (including consultants) of Camden National Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Except as provided in Section 8(g) below, this Plan will be operated within an applicable exemption from the restrictions of Code Section 409A, as more particularly described in Section 23(b) below.

The following terms shall be defined as set forth below:

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” shall have the same meaning as in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Cause” means (i) the commission of the grantee of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the grantee of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the grantee of an act of fraud in the performance of his or her duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the grantee to perform his or her duties to the Company or any Subsidiary (other than any such failure resulting from the grantee’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of or agreement with a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the grantee’s Service with the Company or any Subsidiary.

“Change of Control” is defined in Section 20.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations. Any reference to a particular section of the Code shall include a reference to any successor section of the Code.

“Committee” is defined in Section 2(a).

“Covered Employee” means an Employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Director” means a member of the Board of Directors of the Company or a Subsidiary.

“Disability” shall have the same meaning as set forth in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Disability” means any mental or physical condition with respect to which the grantee qualified for and receives benefits under a long-term disability plan of the Company or Subsidiary, or in the absence of such a long-term disability plan or coverage under such plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the grantee from fulfilling his or her duties or responsibilities to the Company or a Subsidiary. If an Award is determined to be subject to Code Section 409A, then notwithstanding anything else herein to the contrary, “Disability” or “Disabled” shall mean that a grantee: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees, or (iii) is determined to be totally disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination of Service due to Disability has occurred.

“Dividend Equivalent Right” means Awards granted pursuant to Section 13.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 22.

“Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of a share of Stock on any given date means the closing price on the date of grant if that date is a trading date, or the closing price on the trading date just before the date of grant if the date of grant is not a trading date, in accordance with the Treasury Regulations issued under Code Section 409A. If the stock ceases to be readily tradable, the fair market value on the date of grant shall be the value determined in good faith by the Committee by the reasonable application of a reasonable valuation method as required by the Treasury Regulations issued under Code Section 409A.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former Employee of the Company who receives compensation for prior services (other than benefits under a Qualified Retirement Plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Independent Director shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means Awards granted pursuant to Section 11.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Performance Share Award, Restricted Stock Award, Restricted Stock Unit or Cash-Based Award.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Restricted Stock Unit” means Awards granted pursuant to Section 8.

“Retirement” means retirement from employment with the Company or a Subsidiary in accordance with the then current retirement policies of the Company or Subsidiary, as applicable. “Retirement” with respect to a non-employee Director means the termination of service from the board(s) of directors of the Company and any Subsidiary following written notice to such board(s) of directors of the non-employee Directors intention to retire. Notwithstanding the foregoing, unless the Committee specifies otherwise at the time of an Award, an Employee who continues to serve on the Board following retirement as an Employee or a Director who continues to serve as an advisory board member or director emeritus shall not be deemed to have terminated due to Retirement until both Service as an Employee and Director, or in the latter case, as a Director and advisory board member or director emeritus has terminated.

“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

“Stock” means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)   Committee.  The Plan shall be administered by the members of the Compensation Committee of the Company who are Independent Directors (the “Committee”); provided that if the Committee consists of fewer than three Independent Directors, then the Board shall appoint to the Committee such additional Independent Directors as shall be necessary to provide for a Committee consisting of at least three Independent Directors. Any members of the Committee who do not qualify as Independent Directors shall abstain from participating in any discussion to make or administer Awards that are made to grantees who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(b)   Powers of Committee.  The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)   to select the individuals to whom Awards may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)  to determine the number of shares of Stock to be covered by any Award;

(iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii)  to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

(c)   Delegation of Authority to Grant Awards.  Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Options, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Committee shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(d)   Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and any Subsidiary of the Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Subsidiary of the Company as to a grantee’s employment, termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, grantees and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(e)   Committee Action.  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, grantees and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same on its behalf.

(f)   Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 2(c), or an Employee of the Company or any Subsidiary of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing shall not be exclusive of (i) any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless, and/or (ii) any rights under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3   STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)   Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 800,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 400,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, or Performance Share Awards. For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company’s 2003 Stock Option and Incentive Plan) which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In addition, the maximum number of shares that may be issued under this Plan pursuant to the exercise of Incentive Stock Options shall be 800,000. Subject to such overall limitations, shares of Stock may be issued up to such maximum numbers pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 30,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b)   Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Performance Share Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

For any Options or Stock Appreciation Rights issued hereunder, any changes in the capital structure of the Company under this Section 3(b) must be made proportionately in compliance with Treasury Regulation Section 1.409A-1(b)(5)(v), so that such Options or SARs remain exempt from the application of Code Section 409A.

(c)   Mergers and Other Transactions.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating solely to the passage of time and continued employment shall become fully vested and non-forfeitable as of the effective time of the Sale Event, except as the Committee may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights. Transactions under this provision must be made in a manner that the Options and SAR’s remain exempt from the application of Code Section 409A.

(d)   Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by Employees, Independent Directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4   ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other Employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION 5   STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after January 1, 2023.

(a)   Stock Options Granted to Employees, Independent Directors and Key Persons.  The Committee in its discretion may grant Stock Options to eligible Employees, Independent Directors and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.

(i)   Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such Employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)   Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such Employee, the term of such Stock Option shall be no more than five (5) years from the date of grant.

(iii)   Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and Section 16 hereof at or after the grant date. Subject to the expiration provisions in Section 5(a)(ii), the Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)   Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)   In cash, by certified or bank check or other instrument acceptable to the Committee;

(B)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six (6) months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C)  Subject to compliance with applicable law, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(D)  With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)   Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b)   Non-transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6	STOCK APPRECIATION RIGHTS

(a)   Nature of Stock Appreciation Rights.  A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. The Stock Appreciation Rights issued hereunder are intended to be exempt from the application of Code Section 409A and shall be administered in compliance with Treasury Regulation Section 1.409A-1(b)(5)(i)(B).

(b)   Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such

Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)   Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i)  Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii)  Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii)  All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

(iv)  No dividends may be granted on Stock Appreciation Rights until exercised as provided in Section 13(d) below.

SECTION 7	RESTRICTED STOCK AWARDS

(a)  Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing Service (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Restricted Stock Awards granted hereunder are intended to comply with Code Section 83 and are thereby exempt from the application of Code Section 409A.

(b)  Certificates.  Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(g) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank. The certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear such restrictive legends as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence grantees’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the delivery to the Company of a stock power endorsed in blank.

(c)  Voting Rights.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.

(d)  Waiver, Deferral and Reinvestment of Dividends.  The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

(e)  Tender Offers and Merger Elections.  Each grantee to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the grantee is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the grantee is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Stock shall not be tendered.

(f)  Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. In addition, the Company shall have certain optional rights to repurchase unvested shares of Restricted Stock upon termination of the grantee’s Service in accordance with Sections 16(d)(2) and 16(e).

(g)  Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s optional right of repurchase shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee may, in its sole discretion, determine that one (1) or more Restricted Stock Awards are fully earned and vested immediately.

SECTION 8	RESTRICTED STOCK UNITS

(a)  Nature of Restricted Stock Units.  A Restricted Stock Unit is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Unit is contingent on the grantee executing the Restricted Stock Unit agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Unit, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b)  Election to Receive Restricted Stock Units in Lieu of Compensation.  The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Restricted Stock Unit. In the case of an election to defer cash compensation, any such election must be made no later than the last day of the tax year prior to the tax year in which the cash compensation is earned by the grantee; provided, however, that in the year in which a grantee first becomes eligible to make such an election, the grantee may make the election no later than thirty (30) days after initial eligibility. In the case of an election to defer a Restricted Stock Award, such election must be made by the grantee: (i) no later than the 30th day after the grant of Restricted Stock, and (ii) no later than twelve (12) months in advance of the earliest date on which the restrictions could lapse. Any such election shall be made in writing and shall be delivered to the Company and in accordance with rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate.

(c)  Rights as a Stockholder.  During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Unit, subject to such terms and conditions as the Committee may determine.

(d)  Restrictions.  A Restricted Stock Unit may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e)  Termination.  Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of Service (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(f)  Code Section 409A.  Except as provided in Section 8(g) below, any Restricted Stock Units issued hereunder must be distributed to the participants so as to comply with the so-called “short-term deferral” exemption under Code Section 409A. As such, such Awards must be distributed no later than 2½ months after the end of the later of the Company’s fiscal year or the taxable year of the Covered Employee in which the Awards are deemed vested for purposes of Code Section 409A.

(g)  Defined Contribution Retirement Plan.  The Company has established a Defined Contribution Retirement Plan (the “DCRP”) for the benefit of a select group of management Employees effective January 1, 2008. This DCRP constitutes a non-qualified deferred compensation plan as defined in Code Section 409A and is intended to comply with the requirement of Code Section 409A. The DCRP grants Restricted Stock Units subject to the restrictions contained in this Section 8. The operational provisions of the DCRP, including the provisions therein relative to compliance with Code Section 409A, are incorporated by reference into this Plan and are hereby made a part hereof.

SECTION 9	UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at such purchase price determined by the Committee) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10	CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Anything herein to the contrary notwithstanding, all Cash-Based Awards shall be made pursuant to a component plan of this Plan that provides for the terms and conditions of such Awards. Further, any such component plan shall be documented and administered in compliance with Code Section 409A. Payment, if any, with respect to a Cash-Based Award, shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

SECTION 11	PERFORMANCE SHARE AWARDS

(a)  Nature of Performance Share Awards.  A Performance Share Award is an Award entitling the recipient to receive a grant of shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

(b)  Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock pursuant to a grant under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Committee).

(c)  Termination.  Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(d)  Acceleration, Waiver, Etc.  At any time prior to the grantee’s termination of employment (or other service relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 18, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

SECTION 12	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Restricted Stock Unit, Cash-Based Award or Performance Share Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a)  Performance Criteria.  The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include one or more of the following:

(1)	basic earnings per share;
(2)	basic cash earnings per share;
(3)	diluted earnings per share;
(4)	core earnings per share;
(5)	diluted cash earnings per share;
(6)	net income;
(7)	cash earnings;
(8)	net interest income;
(9)	non-interest income;
(10)	general and administrative expense to average assets ratio;
(11)	cash general and administrative expense to average assets ratio;
(12)	efficiency ratio;
(13)	cash efficiency ratio;
(14)	return on average assets;
(15)	core return on average assets;
(16)	cash return on average assets;
(17)	return on average stockholders’ equity;
(18)	cash return on average stockholders’ equity;
(19)	core return on equity;
(20)	return on average tangible stockholders’ equity;
(21)	cash return on average tangible stockholders’ equity;
(22)	core earnings;
(23)	operating income;
(24)	operating efficiency ratio;
(25)	net interest margin;
(26)	growth in assets, loans (including home equity lines of credit), or deposits;
(27)	loan production volume;

(28)	non-performing loans;
(29)	cash flow;
(30)	capital preservation (core or risk-based);
(31)	interest rate risk exposure-net portfolio value;
(32)	interest rate risk-sensitivity;
(33)	liquidity parameters;
(34)	strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;
(35)	stock price (including, but not limited to, growth measures and total shareholder return);
(36)	operating expense as a percentage of average assets;
(37)	core deposits as a percentage of total deposits;
(38)	net charge-off percentage;
(39)	average percentage past due;
(40)	classified assets to total assets;
(41)	compliance/audit exam findings;
(42)	capital ratio;
(43)	revenue growth;
(44)	tangible book value per diluted share;
(45)	management achievement of strategic plan goals;
(46)	system knowledge & utilization of core applications;
(47)	customer service survey; or
(48)	any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)  Adjustments.  Pursuant to this Section 12, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any Subsidiary of the Company conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a grantee is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the grantee in an amount determined by the Committee.

(c)  Grant of Performance-based Awards.  With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(d)  Payment of Performance-based Awards.  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(e)  Shareholder Approval.  Prior to payment of any Performance-based Award, such Award must meet this shareholder approval requirement. In the case of Performance-based Awards other than Stock Options, the shareholder approval requirement is met if by a majority of shares voting in a separate vote, the shareholders approve the Plan’s specific terms and the class of executives to which it applies. In the case of Performance-based Awards of Stock Options, the shareholders must approve by majority of shares voting in a separate vote: (i) the Plan’s terms; (ii) the class of executives to which it applies; (iii) the exercise price (or formula under which the price is determined); and (iv) the maximum number of shares subject to Stock Options that the Plan can award to any executive.

(f)  Maximum Award Payable.  The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 30,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $1,000,000 in the case of a Performance-based Award that is a Cash-Based Award.

(g)  Retirement.  Notwithstanding anything herein to the contrary, no Award that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability). Notwithstanding anything to the contrary herein, in the event of Retirement of a grantee during a Performance Cycle, the number of shares subject to a performance-based Award that will vest in the grantee, if any, shall be determined at the end of the Performance Cycle, and will be pro-rated based on the period of the grantee’s active employment and the level of achievement of the performance measures, provided that, the grantee was employed for a minimum of one (1) year during the Performance Cycle.

SECTION 13	DIVIDEND EQUIVALENT RIGHTS

(a)  Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)  Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)  Termination.  Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

(d)  Code Section 409A.  No dividends shall be paid or credited on Stock Appreciation Rights or on unexercised Options which would have the effect of reducing the exercise price of the option or Stock Appreciation Right base price below Fair Market Value on the date of the grant in violation of Code Section 409A and the Treasury Regulations issued thereunder.

SECTION 14	TAX WITHHOLDING

(a)  Payment in Stock.  Unless otherwise elected by the grantee and approved by the Committee, subject to the Company’s insider trading policy, as in effect from time to time, the Company’s minimum required tax withholding obligation shall be satisfied in full by the grantee authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

(b)  Payment by Grantee.  If the grantee elects and the Committee approves a form of payment other that provided in Section 14(a), above, each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. Such arrangements may include payment, in whole or in part by the grantee transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

SECTION 15	TERMINATION OF SERVICE

(a)  Termination.  For the purposes of the Plan, a grantee’s Service terminates on the first day occurring on or after a grant date on which the grantee ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)  The grantee’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the grantee between the Company and a Subsidiary or between two Subsidiaries.

(ii)  The grantee’s cessation as an Employee shall not be deemed to occur by reason of the grantee’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the grantee’s Services, provided such leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six (6) month period. For purposes of this sub-section (ii), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(b)  Subsidiary Transaction.  If, as a result of a sale or other transaction, the Subsidiary for whom the grantee is employed (or to whom the grantee is providing Services) ceases to be a Subsidiary, and the grantee is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the grantee’s termination of Service caused by the grantee being discharged by the entity for whom the grantee is employed or to whom the grantee is providing Services.

(c)  Separation from Service/Code Section 409A.  Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraph of this sub-section, the Committee shall have discretion to determine if a termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes “deferred compensation” as defined in Code Section 409A, the term termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Company and grantee reasonably anticipate that no further Services will be performed by the grantee after the date of the termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will not exceed 20 percent of the average level of bona fide Services in the thirty-six (36) months immediately preceding the termination of Service. If a grantee is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following grantee’s Separation from Service.

(d)  Directors.  With respect to a grantee who is a Director, cessation as a Director will not be deemed to have occurred if the grantee continues as a director emeritus or advisory director.

SECTION 16	EFFECT OF TERMINATION OF SERVICE ON AWARDS

The Committee shall establish the effect of a termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of termination of Service and type of Award. Unless the Committee shall specifically state otherwise at the time an Award is granted or unless the vesting of an Award is subject to the satisfaction of specific performance measures, the following shall apply to all Awards:

(a)  Termination Due to Death.  If the grantee’s Service terminates by reason of death, any Award held by the grantee shall become fully vested and exercisable, and any Stock Option may thereafter be exercised by the grantee’s legal representative or legatee for a period of twelve (12) months from the date of death or until the last day of the original term of the Stock Option, if earlier.

(b)  Termination Due to Disability.  If the grantee’s Service terminates by reason of Disability, any Award held by the grantee shall become fully vested and exercisable, and any Stock Option may thereafter be exercised by the grantee or his or her legal representative or legatee for a period of twelve (12) months from the date of Disability or until the last day of the original term of the Stock Option, if earlier.

(c)  Termination for Cause.  If the grantee’s Service is terminated for Cause, any Award held by the grantee shall terminate immediately and be of no further force and effect.

(d)  Termination Due to Retirement.

(1)  If the grantee’s Service terminates due to Retirement, and on the date of Retirement the grantee is at least sixty (60) years old and has been employed by the Company or a Subsidiary for at least ten (10) consecutive years, then any Award held by the grantee shall become fully vested and exercisable, and any Stock Option held by the grantee may be exercised by the grantee for a period of twelve (12) months from the date of Retirement or until the last day of the original term of the Stock Option, if earlier.

(2)  If the grantee’s Service terminates due to Retirement, and on the date of Retirement the grantee is not at least sixty (60) years old and/or has not been employed by the Company or a Subsidiary for at least ten (10) consecutive years, then any Award held by the grantee shall be vested or exercisable only to the extent vested or exercisable on the date of Retirement. Any shares of Restricted Stock held by the grantee that are not vested on the date of Retirement shall be subject to an optional repurchase right of the Company at the original purchase price. Any vested Stock Option held by the grantee shall be exercisable by the grantee for a period of twelve (12) months from the date of Retirement or until the last day of the original term of the Stock Option, if earlier.

(e)  Other Termination.  If the grantee’s Service terminates for any reason other than as set forth in subsections (a), (b), (c) and (d) above, and unless otherwise determined by the Committee, any Award held by the grantee shall be vested and exercisable only to the extent vested and exercisable on the date that the grantee’s Service terminates. Any shares of Restricted Stock held by the grantee that are not vested on the date of termination of Service shall be subject to an optional repurchase right of the Company at the original purchase price. Any vested Stock Option held by the grantee shall be exercisable by the grantee for a period of three (3) months from the date of termination of Service or until the last day of the original term of the Stock Option, if earlier.

Notwithstanding anything to the contrary in this Section 16:

(i)  an Employee who continues to serve as a Director following termination of Service as an Employee or as a consultant to the Company or a Subsidiary and a non-employee Director who continues to serve as a director emeritus or advisory board member following termination of Service as a non-employee Director shall, unless otherwise specified in the Award Agreement, continue to vest in his or her Awards and shall not be deemed to have terminated Service due to Retirement until Service in all such capacities has terminated;

(ii)  no Stock Options will be considered Incentive Stock Options unless exercised within three (3) months of termination of Service, except to the extent that such Stock Options are exercised, after the death or Disability of the grantee, within one (1) year following termination of Service and provided, however, in order to obtain Incentive Stock Option treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of Service;

(iii)  upon termination of Service for reason of Disability or death, Restricted Stock Awards that are subject to the satisfaction of specific performance-measures shall vest at the date of death or Disability, based on the period of the grantee’s active employment and assuming achievement of the performance measures at the target level;

(iv)  upon termination of Service due to Retirement, Restricted Stock Awards that are subject to the satisfaction of specific performance-measures shall vest in the manner provided in Section 12(f);

(v)  no Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such Stock Option is exercised more than one (1) year following termination of Service due to Disability and provided, however, in order to obtain Incentive Stock Option treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of Service; and

(vi)  the effect of a Change in Control on the vesting/exercisability or other applicable conditions of any Award shall be as set forth in Article 19.

SECTION 17	FORFEITURE EVENTS

(a)  In the event that the grantee violates the terms of the separately executed Non-Competition, Non-Solicitation and Non-Disclosure Agreement, or any agreement he or she may enter into with the Company or its Subsidiaries addressing the issues of non-competition, non-solicitation and non-disclosure, any and all benefits and Awards due hereunder to said grantee shall be void and forfeited, and any benefits previously distributed to the grantee shall be subject to recoupment by the Company.

(b)  The Committee may specify in an Award agreement that the grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but shall not be limited to, termination of employment for Cause, termination of the grantee’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the grantee, or other conduct of the grantee that is detrimental to the business or reputation of the Company or any Subsidiary.

(c)  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any grantee who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or any similar securities law shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance of filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any grantee reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

SECTION 18	AMENDMENTS AND TERMINATION

(a)  General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award agreement, provided that no amendment or termination (except as provided in Section 3(b) or 3(c)) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected grantee (or, if the grantee is not then living, the affected beneficiary), adversely impair the rights of any grantee or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to grantees under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3(b); or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders. Except as provided in Section 3(b) or 3(c), in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants.

(b)  Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award agreement to the contrary, the Committee may amend the Plan or an Award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each grantee agrees and consents to any amendment made pursuant to this Section 18 to any Award granted under the Plan without further consideration or action.

SECTION 19	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than the contractual rights of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20	CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 20:

(a)  Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

(b)  Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Restricted Stock Unit and Performance Share Award which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions and restrictions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the applicable Award agreement.

(c)  Prior to the exercise or payment of any Award that has become exercisable or payable as a result of a Change of Control, the Company shall determine whether Code Section 280G (governing golden parachute payments) applies to such payment. If the Company determines that Code Section 280G does apply, the Company and any affected grantee shall amend the relevant Award agreements to comply with Code Section 280G, and establish payment amounts and schedules that comply with the requirements of Code Section 280G.

(d)   “Change of Control” shall mean the occurrence of any one of the following events:

(i)  an event of a nature that would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or

(ii)  any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(iii)  persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iv)  the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

(v)  the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 21	GENERAL PROVISIONS

(a)  Award Agreement.  Each Award granted under the Plan shall be evidenced by a written Award agreement signed by the grantee. A copy of the Award agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the grantee.

(b)  Vesting.  Notwithstanding anything to the contrary herein, if the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or a Subsidiary, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the grantee’s death, Disability, or a Change in Control). If the Committee does not specify the vesting period of an Award (other than an Award conditioned on the satisfaction of performance measures), the Award shall vest at the rate of twenty percent (20%) per year, commencing one year after the date of grant.

(c)  No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(d)  Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have electronically mailed, hand-delivered and/or mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel (to the extent the Committee deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(e)  Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any grantee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

(f)  Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board or the Committee, as applicable, from adopting other or additional compensation arrangements or granting awards of stock, options, or stock appreciation rights other than under the Plan in an arrangement that is or is not intended to qualify under Code Section 162(m), and in each instance such arrangements may be either generally applicable or applicable only in specific cases.

(g)  No Employment Rights or Rights to Future Awards.  The Plan does not constitute a contract of employment, and selection as a grantee will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(h)  Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

(i)  Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be in writing on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, if the designated beneficiaries have predeceased the grantee, or if the Committee is in doubt as to the entitlement of any such beneficiary to an Award, then the Committee may determine to recognize grantee’s estate as the beneficiary, in which case the Company, the Committee and the members thereof shall have no further liability to anyone.

(j)  Specified Employees.  If a Covered Employee in the Plan is classified as a so-called “Specified Employee” of the Company or a subsidiary of the Company and if the 409A “Specified Employee” restriction is applicable, any Code Section 409A deferred compensation payable under this Plan or any other deferred compensation project subject to Code Section 409A, may not be made before the date which is six (6) months after the date of the Covered Employee’s separation from service (or, if earlier, the date of the Covered Employee’s death) in accordance with Code Section 409A(a)(2)(B)(i) and the Treasury Regulations issued thereunder.

(k)  Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a grantee (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the grantee’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the grantee’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

(l)  Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 22	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 23	GOVERNING LAW

(a)  General.  This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maine, applied without regard to conflict of law principles, except as superseded by applicable federal law. The federal and state courts located nearest to the Company’s home office in the State of Maine shall have exclusive jurisdiction over any claim, complaint, or lawsuit brought under the terms of the Plan. By accepting any Award under the Plan, each grantee, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

(b)  Code Section 409A.  All Options and Stock Appreciation Rights issued hereunder are intended to be exempt from the application of Code Section 409A and shall be issued at an exercise price of Fair Market Value on the date of the grant. The Restricted Stock Awards under Section 7 are issued in compliance with Code Section 83 and are thereby exempt from Code Section 409A. Except as provided in Section 8(g) above, all other compensation provided hereunder is intended to qualify for an exemption from Code Section 409A due to the fact that such compensation is immediately taxable and therefore does not constitute “deferred compensation” under Code Section 409A, or will be distributed within the so-called “short-term deferral period” after vesting. Any interpretations or administrative actions necessary to implement these provisions shall be made so that such Options, Stock Appreciation Rights or compensation is exempt from compliance with Code Section 409A, except for the deferred compensation plan described in Section 8(g) above, which will be administered and operated in compliance with Code Section 409A.

SECTION 24	VALIDITY

If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as is such illegal or invalid provision had never been included herein.

SECTION 25	NOTICE

Unless otherwise provided in an Award agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)  in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)  in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)  in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Senior Vice President of Human Resources.

SECTION 26	CONSTRUCTION

In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)  references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(b)  in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(c)  references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(d)  indications of time of day means Eastern Standard Time (EST) time;

(e)  “including” means “including, but not limited to”;

(f)  all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(g)  all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(h)  the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(i)  any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(j)  all accounting terms not specifically defined herein shall be construed in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

DATE APPROVED BY BOARD OF DIRECTORS: February 28, 2012

CAMDEN NATIONAL CORPORATION

PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas C. Jackson and Jeffrey J. Weymouth, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Camden National Corporation to be held at the Samoset Resort, 220 Warrenton Street, Rockport, Maine 04856 on May 1, 2012 at 3:00 p.m. local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company's common stock which the undersigned may be entitled to vote at said meeting upon the proposals described in the accompanying Notice of Annual Meeting and Proxy Statement, dated March 28, 2012, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 & 4, ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ANY OTHER MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR AN ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANYTIME BEFORE IT IS EXERCISED.

SEE REVERSE SIDE

14475

ANNUAL MEETING OF SHAREHOLDERS OF

CAMDEN NATIONAL CORPORATION

May 1, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.cacannualmeeting.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330330000000001000 9 050112

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three Directors. The Board of Directors has nominated the persons listed below to serve as directors until 2015.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Ann W. Bresnahan
- ○ Gregory A. Dufour
- ○ Rendle A. Jones

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To consider a non-binding advisory vote to approve the compensation of the Company's named executive officers ("Say-on-Pay").	☐	☐	☐
3. To approve the 2012 Equity and Incentive Plan.	☐	☐	☐
4. To ratify the appointment of Berry Dunn McNeil & Parker, LLC as the Company's independent registered public accounting firm for 2012.	☐	☐	☐

5. The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Annual Meeting.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

CAMDEN NATIONAL CORPORATION

May 1, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.cacannualmeeting.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330330000000001000 9 050112

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three Directors. The Board of Directors has nominated the persons listed below to serve as directors until 2015.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Ann W. Bresnahan
○ Gregory A. Dufour
○ Rendle A. Jones

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To consider a non-binding advisory vote to approve the compensation of the Company's named executive officers ("Say-on-Pay").	☐	☐	☐
3. To approve the 2012 Equity and Incentive Plan.	☐	☐	☐
4. To ratify the appointment of Berry Dunn McNeil & Parker, LLC as the Company's independent registered public accounting firm for 2012.	☐	☐	☐

5. The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Annual Meeting.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.